UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ITRON, INC.

(Name of Registrant as Specified In Its Charter)

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ITRON, INC.

2111 N. Molter Road

Liberty Lake, Washington 99019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 10, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. (Itron or Company) will be held at the Houston Marriott Marquis Hotel in the Kingwood Room, at 1777 Walker Street, Houston, Texas, 77010, at 4:00 p.m., local time, on Thursday, May 10, 2018, for the following purposes:

(1)	to elect three directors to the Company’s Board of Directors;

(2)	to approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2017;

(3)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for the 2018 fiscal year; and

(4)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on March 5, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Members of the Company’s management will not make any formal presentation as part of the annual meeting, but will be available to address questions from shareholders, as appropriate. In addition, we expect all of our director nominees together with those directors continuing in office will attend the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER ANNUAL MEETING TO BE HELD ON MAY 10, 2018:

Our proxy statement is attached. Financial and other information concerning Itron is contained in our Annual Report to Shareholders for the 2017 fiscal year. The proxy statement and our Annual Report are available for all shareholders at www.edocumentview.com/ITRI

Your vote is very important. To ensure representation at the annual meeting, shareholders are urged to vote as promptly as possible. To vote your shares, please refer to the voting instruction form on the website noted above, or review the section titled “Quorum and Voting” beginning on page two of the accompanying proxy statement. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By Order of the Board of Directors,

Shannon M. Votava
Corporate Secretary

Liberty Lake, Washington

March 23, 2018

DIRECTIONS TO 2018 ANNUAL MEETING	Back Cover

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the 2018 Annual Meeting of Shareholders. The meeting will be held in the Kingwood Room of the Houston Marriott Marquis Hotel, located at 1777 Walker Street, Houston, Texas, 77010, at 4:00 p.m., local time, on Thursday, May 10, 2018, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. The Company’s principal executive office is at 2111 North Molter Road, Liberty Lake, Washington 99019.

Internet Availability of Annual Meeting Materials

Our proxy materials will be available for you to access over the Internet. On or about March 29, 2018, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (Notice) directing shareholders to the website provided on the Notice where they can access our proxy materials and view instructions on how to vote via the Internet or by phone. The Notice will also provide instructions for obtaining paper copies of the proxy materials and a proxy card, if requested by a shareholder.

The following proxy materials will be available for you to review online:

◾	The Company’s Notice of Annual Meeting of Shareholders;

◾	The Company’s 2018 Proxy Statement;

◾	The Company’s Annual Report to Shareholders for the year ended December 31, 2017 (which is not deemed to be part of the official proxy soliciting materials); and

◾	Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the Securities and Exchange Commission (SEC).

Proposals to Be Voted On at the Annual Meeting

At the annual meeting, we will consider and vote on the following proposals:

(1)	to elect three directors to the Itron, Inc. Board of Directors, each for a term of three years ending upon our 2021 annual meeting of shareholders;

(2)	to approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2017 (Say-on-Pay vote);

(3)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for the 2018 fiscal year; and

(4)	to transact any other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on March 5, 2018, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 39,122,512 shares of our common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the three directors to be elected and one vote on each other matter to be voted on at the annual meeting. Each of our directors and executive officers intends to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of: (1) the election of the nominees for director; (2) the advisory approval of the compensation we paid our named executive officers in 2017; and (3) the ratification of Deloitte & Touche LLP as our independent registered public accountant.

Quorum and Voting

Each shareholder is entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee who does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted only for purposes of determining the presence of a quorum.

You may vote your shares in one of several ways, depending on how you own your shares.

Registered Shareholders (Shares held in your name)

Registered shareholders can vote in person, by Internet, by telephone, or by mail, by casting their vote as follows:

1)

Accessing the Internet website specified in the Notice of Internet Availability and following the instructions provided on the website (or if printed copies of the proxy materials were requested, as specified in the printed proxy card); or

2)

Requesting a printed proxy card and either calling the telephone number specified on the proxy card and following the instructions provided on the phone line, or completing, signing, dating, and promptly mailing the proxy card in the envelope provided; or

3)	Attending and voting in person at the annual meeting.

Beneficial Shareholders (Shares held in the name of a broker, bank or other holder of record on your behalf)

If your shares are held in the name of a broker, bank, or other nominee or holder of record, follow the voting instructions on the voting instruction form provided to you by the holder of record to vote your shares.

Proposal One – Election of Directors: Each nominee for director is elected by the vote of the majority of the votes cast with respect to that director’s election (meaning the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee). Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares in the election of directors, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number one to the holder of record for your shares, they will not be voted in the election of directors.

Proposal Two – Say-on-Pay Vote (non-binding): The non-binding advisory vote on this proposal will be approved if the majority of votes cast are in favor of the proposal (meaning the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal). Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares for this proposal, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number two to the holder of record for your shares, they will not be voted on this proposal.

Proposal Three – Ratification of Appointment of Independent Auditor: The appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2018 will be ratified if the majority of the votes cast are in favor of the proposal (meaning the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal). Abstentions from voting on this matter will not be counted. Brokers and other holders of record do have discretionary authority to vote shares on this matter. Therefore, there will be no broker non-votes on the ratification of the Company’s independent registered public accountant.

Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the annual meeting, the shares represented by the proxy will be voted as follows: (i) FOR proposals one, two, and three; and (ii) in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked only by:

◾	submitting a later-dated proxy by mail, by Internet or by telephone for the same shares at any time before the proxy is voted;

◾	delivering written notice of revocation to the Corporate Secretary of the Company at any time before the vote; or

◾	attending the annual meeting and voting in person.

If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

Proxy Solicitation

For the 2018 annual meeting, we have retained Innisfree M&A Incorporated to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $10,000, plus expenses. Proxies may be solicited by personal contact, mail, email, telephone, or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers, and employees may also solicit proxies personally or by telephone, without additional compensation.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors (Board) is divided into three classes, with each director holding office for a three-year term or until his or her successor has been duly elected and qualified, or until his or her death, resignation or removal from office. At the 2018 Annual Meeting of Shareholders (Annual Meeting), shareholders are being asked to re-elect three Class 2 directors for terms of three years or until their death, resignation or removal from office or their successors are duly elected and qualified. Unless authority is withheld, the persons named as proxies will vote for the election of the nominees listed below. If any of the nominees become unavailable to serve, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Our Board has nominated the following persons for election to the Board. Each nominee is currently a director and has indicated that he is willing and able to continue to serve as a director.

Class 2 (to serve until the 2021 annual meeting)

Philip C. Mezey

Daniel S. Pelino

Timothy M. Leyden

We have concluded that each of the nominees for re-election, as well as the other directors who will continue in office, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board. As described below in their biographies and the section “Director and Director Nominee Qualifications” that follows, the qualifications of our directors and director nominees support our conclusion that each of the individuals should serve as a director in light of our current business operations and structure.

THE BOARD RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE THREE NOMINEES FOR DIRECTOR.

MORE INFORMATION ABOUT OUR DIRECTORS

Retiring Directors – Class 1 – Decrease in Size of Board

Kirby A. Dyess, age 71, and Peter Mainz, age 53, have been directors of Itron since 2006 and 2016, respectively, and their current terms will expire at the Annual Meeting. Both notified the Board that they will not stand for re-election to the Board and will retire at the Annual Meeting. We recognize and appreciate the exemplary dedication and long-time service to the Company by Ms. Dyess and Mr. Mainz during their tenures on the Board. Upon their retirement at the Annual Meeting, the Board of Directors will be reduced from eleven to nine members.

Nominees to Serve until 2021 (Class 2)

Philip C. Mezey (age 58) has been a director since 2013. Effective January 1, 2013, he was elected Itron’s President and Chief Executive Officer, and was previously President and Chief Operating Officer of Itron’s Energy segment from March 2011 until December 31, 2012. Mr. Mezey joined Itron in March 2003 as Managing Director of Software Development for Itron’s Energy Management Solutions Group as part of Itron’s acquisition of Silicon Energy Corp., where he had most recently served as its Senior Vice President of Product Development and Strategy. Mr. Mezey was promoted to Group Vice President and Manager of Software Solutions in 2004. In 2005, he became Senior Vice President Software Solutions, and in 2007 Mr. Mezey became Senior Vice President and Chief Operating Officer Itron North America.

Mr. Mezey brings to the Board more than thirteen years of experience in research and development, manufacturing, and business development for metering software and related services. While at Silicon Energy Corp., he managed the marketing department and was directly involved with a number of mergers and acquisitions prior to Itron’s acquisition of that company. During his tenure at Itron, he has had extensive exposure to international systems and utilities throughout the world, and, as the only employee director, Mr. Mezey provides the Board with valuable insight into management’s views and perspectives, as well as the day-to-day operations of Itron.

Daniel S. Pelino (age 60) has been a director since November 2014. Mr. Pelino retired from International Business Machines Corp., the multinational technology company (NYSE: “IBM”) in November 2016, where he had been employed since 1980, most recently as General Manager of IBM’s public sector business, a position he had held since 2012. The public sector business focused on government, education, healthcare and life sciences industries, including IBM’s Smarter Cities initiative. While at IBM, Mr. Pelino held several other positions of escalating responsibility focused on helping organizations, states, and countries transform and digitize their technology systems. Mr. Pelino currently serves on the executive committee for the Patient Centered Primary Care Collaborative and on the board of directors of the Healthcare Executive Network.

Mr. Pelino provides the Board with a strong background in technology, brand marketing, and business innovation and development. With his worldwide experience in governmental business and strategies, he brings a current global business perspective to the Board. In addition, Mr. Pelino’s knowledge of digitized services created for economic development adds invaluable insight to the Company’s smart metering systems and strategies for its utility customers.

Timothy M. Leyden (age 66) has been a director since March 2015. Mr. Leyden retired in 2015 after eight years with Western Digital Corporation (NASDAQ: “WDC”), a company that manufactures hard-disk drives used to record, store, and recall volumes of data. He served as WDC’s Chief Financial Officer from 2013 until January 2015, President of Western Digital, one of WDC’s two operating subsidiaries, from 2012 to 2013, its Chief Operating Officer from 2010 to 2012, and its Executive Vice President of Finance and Chief Financial Officer from 2007 to 2010. Prior to joining WDC, Mr. Leyden was Vice President and then Senior Vice President of Finance and Chief Financial Officer for Sage Software PLC, a customized software solutions business, from 2001 to 2007. Mr. Leyden serves on the board of directors of Oakgate Technology, Inc., a privately-held company that provides test, validation and benchmarking products and services to the storage industry. He also serves on the board of directors of Virtium LLC, a private company that provides storage and memory innovation for various imbedded industrial segments.

Mr. Leyden brings to the Board a mix of financial and operational experience (in both hardware and software industries), in addition to a background that includes mergers and acquisitions and integration experience related to the assimilation of acquired companies into both WDC and Sage Software. His prior experience with overseeing global manufacturing, engineering, marketing, and sales operations, when combined with his financial and accounting background, adds a depth of international insight to the Board.

Directors Continuing in Office until 2019 (Class 3)

Lynda L. Ziegler (age 65) has been a director since February 2013 and was elected Vice Chair of the Board in April 2015, and then Chair of the Board in September 2016. In September 2012, Ms. Ziegler retired from Southern California Edison (SCE), one of the largest electric utilities in the U.S. (and a customer of Itron), whose parent is Edison International. During her tenure at SCE, she held various management positions related to customer program offerings, customer service, development, communication and implementation of energy efficiency programs, marketing and communication of smart meters, and generally led all aspects of delivering power to almost 5 million customers. From 2006 to 2011, Ms. Ziegler was Senior Vice President of Customer Service, and from January 1, 2011 until her retirement in September of 2012, she served as Executive Vice President of Power Delivery Services, where she was responsible for transmission and distribution construction and maintenance, customer service, information technology (IT), and support services including procurement and real estate management. In the past, she has served on the advisory committee for power delivery and utilization at the Electric Power Research Institute and was a founding member of the Board of the Association for Women in Water and Energy.

Ms. Ziegler brings to the Board her extensive background with public utilities, especially with her recent responsibilities in the industry related to smart meters and customer relations from the utility perspective. Her breadth of knowledge of software services, transmission and distribution construction and maintenance, IT, and business development adds to the diverse business backgrounds of our other members of the Board.

Thomas S. Glanville (age 59) has been a director since May 2001. Since 2003, Mr. Glanville has been the Managing Partner of Eschelon Advisors, LP and affiliates, providing energy and private equity investment and advisory services. From 1999 to 2002, Mr. Glanville served as Vice President of Technology and New Ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. In September 2015, he was appointed to the board of directors of Mitcham Industries, Inc. (NASDAQ: “MIND”), a publicly traded technology company for the oceanographic, hydrographic, defense, seismic, and security industries, where he also serves as chair of the board’s audit committee. He currently serves on the board of directors of a privately-held oil and gas exploration and production company, Strand Energy, LLC. He served as Chairman of the Texas TriCities Chapter of the National Association of Corporate Directors (Houston, Austin, San Antonio) from 2011 through 2016.

Mr. Glanville brings to the Board financial expertise, industry-related experience through his association with Reliant Energy, energy sector exposure through the Eschelon entities and Mitcham Industries, and technology skills that include his involvement with electric metering studies and research while he was Vice President of Technology and New Ventures for Reliant Energy.

Diana D. Tremblay (age 58) has been a director since May 2015. In September 2017, Ms. Tremblay retired from General Motors Company, the motor vehicle manufacturer and distributor multinational corporation (NYSE: “GM”). She had been with that company since 1977, and during her tenure at GM, she held a variety of positions in engineering, manufacturing and labor relations, including direct operational responsibility for over 50,000 employees. From July 2013 to her retirement, Ms. Tremblay served as Vice President of Global Business Services, where she was charged with streamlining administrative processes around the world to improve service quality, reduce complexity, and achieve cost efficiencies in such areas as finance, human resources, real estate, purchasing, asset management, and master data. From December 2009 to July 2013, Ms. Tremblay held the position of Vice President of Manufacturing at GM.

Ms. Tremblay brings to the Board her broad business experience that includes her previous roles at GM as an engineer, plant manager, head of manufacturing, and lead labor relations negotiator, which together with her knowledge of business services and global manufacturing processes, provide additional international, administrative and manufacturing perspectives to the Board.

Directors Continuing in Office until 2020 (Class 1)

Jerome J. Lande (age 42) has been a director since December 2015. Mr. Lande joined Scopia Capital Management LP (Scopia), an asset management firm and one of Itron’s principal minority shareholders, as the Head of Special-Situation Investments in April 2016 and currently serves as a Partner at Scopia. He was previously the Managing Partner of Coppersmith Capital Management LLC (Coppersmith), an asset management firm focused on equity investing in small to mid-cap markets and in long-term value creation, which he co-founded in April 2012. Prior to co-founding Coppersmith, Mr. Lande was a partner of MCM Capital Management, LLC, the general partner of MMI Investments, LP, a small-cap investment fund founded in 1996 to employ private equity investing methodologies in public equities, and where Mr. Lande oversaw research, trading and activism from 1998 to 2011. Prior to that time, he was associated with other equity investment firms where he was directly involved with corporate development as well as equity growth. Mr. Lande is a member of the board of directors of CONMED Corporation (NASDAQ: “CNMD”), a public global medical technology company, where he also serves on the compensation and strategy committees.

Mr. Lande brings to the board financial and investing acumen gained through his many years of experience at several equity investment firms, including his current employer Scopia (and affiliates), who is a principal minority shareholder of the Company.

Frank M. Jaehnert (age 60) has been a director since May 2015. From 1995 to his retirement in 2013, Mr. Jaehnert held several roles with Brady Corporation (NYSE: “BRC”), a publicly traded manufacturer and marketer of complete solutions that identify and protect premises, products and people. These roles included President and Chief Executive Officer from 2003 to 2013, Senior Vice President and President of a business line from 2002 to 2003, and Vice President and Chief Financial Officer from 1996 to 2001. Prior to joining Brady Corporation, Mr. Jaehnert held various financial and management positions for Robert Bosch GmbH, a German multinational engineering and electronics company. Mr. Jaehnert serves on the board of directors of Nordson Corporation (NASDAQ: “NDSN”), which he joined in 2012, and Briggs & Stratton Corporation (NYSE: “BGG”), which he joined in 2014. NDSN and BGG are both publicly traded large manufacturing companies. Mr. Jaehnert also serves on the audit committees of both BGG and NDSN.

Mr. Jaehnert has extensive, broad-based international business and executive management and leadership experience. Mr. Jaehnert’s diverse background, his experience with geographic expansion and acquisitions, as well as his experience serving on other public company boards bring valuable perspectives to the Board.

Gary E. Pruitt (age 68) has been a director since 2006. In 2010, Mr. Pruitt retired as Chairman of Univar N.V. (Univar), a multi-national chemical distribution company based in Bellevue, Washington, and retired as Chief Executive Officer in October 2009. Before joining Univar in 1978, Mr. Pruitt was a chartered accountant with Arthur Andersen from 1973 through 1977. Mr. Pruitt is a member of the board of directors of Public Storage, Inc. (a real estate investment trust specializing in self-storage facilities) (NYSE: “PSA”) and PS Business Parks, Inc. (a full service real estate company) (NYSE: “PSB”). Mr. Pruitt is a Lead Independent Trustee of PSA and also serves as a member of its audit committee and nominating/corporate governance committee. He also is a member of the audit committee of PSB.

Mr. Pruitt brings to the Board his experience as a chief executive officer of a multi-national company and all the business attributes required of that position, along with operational and manufacturing expertise through his various other management positions held with Univar. His public accounting financial background and other public board experiences provide strategic and global perspectives on our business as well.

Director and Director Nominee Qualifications

Our Corporate Governance Committee assists the Board in reviewing the business and personal background of each of our directors with respect to our business and business goals. Our skill criteria for our Board members includes a person who adheres to and demonstrates the highest ethical standards and integrity, in addition to the following: executive leadership experience; functional knowledge of technology and technology applications; international business experience; knowledge of the utility and energy industry; marketing and sales experience; financial experience gained from a chief financial officer position, a CPA, or other financial reporting background; expertise in manufacturing or software services; experience as an independent board member with a public company; knowledge and experience of executive compensation and benefits; and experience in business integrations, including mergers and acquisitions. In addition, we look for the following personal criteria: an effective negotiator, listener, and team player; a visionary with a strategic and global perspective; a successful leader with a proven record of accomplishments; a problem-solver; an effective decision-maker; and a person who will take a strong interest in the Company.

Our Corporate Governance Committee generally considers diversity as one of several factors relating to overall composition when making nominations to our Board. Although we do not have a formal policy governing how diversity is considered, the Corporate Governance Committee generally considers diversity by examining the entire Board membership and, when making nominations to our Board, reviewing the diversity of the entire Board. The Corporate Governance Committee construes Board diversity broadly to include many factors, including, but not limited to, gender, age, and ethnicity. As a result, the Corporate Governance Committee strives to ensure that our Board is represented by individuals with a variety of different opinions, perspectives, personal, professional, and industry experience and backgrounds, skills, and expertise. Currently, of the eight independent directors on our Board who are nominees or continuing on the Board after the Annual Meeting, three are either former Chief Financial Officers (CFOs) or former Chief Executive Officers (CEOs), three are under the age of 60, six have global business experience, and two are women, including our Board Chair.

When the Corporate Governance Committee considers candidates to be recommended to the Board for inclusion on the slate of director nominees for the next annual meeting of shareholders, it creates a matrix for each candidate to address our criteria. The following matrix summarizes the skills and attributes of our directors and director nominees for 2018 that we believe are essential to our business:

	Frank Jaehnert	Thomas Glanville	Jerome Lande	Tim Leyden	Philip Mezey	Dan Pelino	Gary Pruitt	Diana Tremblay	Lynda Ziegler
Senior leadership/ CEO/COO experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Business development experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Financial expertise/CFO	Ö	Ö	Ö	Ö		Ö	Ö
Public board experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Independence	Ö	Ö	Ö	Ö		Ö	Ö	Ö	Ö
Industry expertise		Ö			Ö				Ö
Global experience	Ö	Ö		Ö	Ö	Ö	Ö	Ö
Operational – manufacturing expertise*	Ö			Ö	Ö	Ö	Ö	Ö
IT/technology/R&D/ Telecom expertise		Ö		Ö	Ö	Ö	Ö
Marketing/sales expertise		Ö	Ö		Ö	Ö	Ö		Ö
Hardware/software services expertise				Ö	Ö	Ö			Ö
Government expertise						Ö			Ö
Compensation and Benefits**	Ö		Ö	Ö	Ö	Ö		Ö	Ö
Mergers and Acquisitions	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Demonstrated integrity-personal and professional	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö

*	Operational — manufacturing expertise: has run or overseen manufacturing operations.
**	Compensation and Benefits: serves as member of the Compensation Committee of our Board or has overseen compensation and benefits in a management capacity.

Director Qualifications and Attributes

We have concluded that all of our directors, including the nominees for re-election, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board and to contribute to the overall success of our Company. We believe that the diverse background of each of our Board members ensures that we have a Board that has a broad range of industry-related knowledge, experience, and business acumen. See also “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

COMPENSATION OF DIRECTORS

In 2017, the Company increased the aggregate annual retainer for our Board Chair by $20,000, with the increase equally divided between cash and equity compensation. Except for the compensation paid to the Board Vice Chair and the Value Enhancement Committee members, both of which were established in 2015, as described below, the compensation paid to our non-employee directors has remained the same since 2011. Both equity and cash compensation were determined using benchmark data from our peer companies provided by the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co. (F.W. Cook).

Director Fees. Our non-employee directors (other than our Board Chair and Vice Chair, if any) receive an aggregate annual retainer equal to $165,000, with $65,000 paid in cash and $100,000 paid in shares of our common stock. For our Chair, the aggregate annual retainer is equal to $250,000, with $120,000 paid in cash and $130,000 paid in shares of our common stock. For our Vice Chair, if any, the aggregate annual retainer is equal to $200,000, with $100,000 paid in cash and $100,000 paid in shares of our common stock. Members of the Audit/Finance Committee and the Value Enhancement Committee receive an additional annual retainer of $10,000 paid in cash, and members of our Compensation and Corporate Governance Committees receive an additional annual retainer of $6,500 and $5,000, respectively, paid in cash. The committee Chairs for the

Corporate Governance and Compensation Committees receive an additional annual retainer of $15,000, and the Chairs of the Audit/Finance Committee and Value Enhancement Committee receive an additional annual retainer of $20,000, all paid in cash in quarterly installments. Our Board Chair receives no additional retainers for serving on any of our committees. See “LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS” in this proxy statement for more information on the Chair and Vice Chair of the Board.

New non-employee directors receive a grant of restricted stock units (RSUs) equal in value to $32,500, which is 50% of the annual cash retainer for directors other than the Board Chair and Vice Chair, if any. Upon election to the Board, the non-employee directors’ RSUs vest in equal installments on each of the first three anniversaries of the date of grant. Shares of our common stock and RSUs granted to non-employee directors are issued under our Second Amended and Restated 2010 Stock Incentive Plan (Second A&R 2010 Plan).

In 2014, the Board adopted a policy that permits a director age 65 or older to elect to receive all of his or her retainer in cash, provided they continuously meet the stock ownership guidelines described in the following paragraph.

Stock Ownership Guidelines. Since 2006, we have maintained stock ownership guidelines for our non-employee directors. We expect our directors to accumulate shares equal to five times their annual cash retainer within five years from their initial appointment or election as a director, or to be making progress towards meeting the guidelines. For our Board Chair that equates to a value of $600,000, for our Vice Chair, if any, that equates to a value of $500,000, and for the other directors, it equates to a value of $325,000. All of our non-employee directors currently comply with these ownership guidelines, with the exception of Peter Mainz who joined the Board within the last three years.

Deferred Compensation Plan. Pursuant to the Company’s Amended and Restated Executive Deferred Compensation Plan dated January 1, 2012, our non-employee directors are eligible to participate in that plan, and may defer up to 100% of any director fees and 100% of any shares of common stock that he or she anticipates receiving into a nonqualified account.

2017 Director Compensation Table (for all non-employee Directors)

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (18)	Option Awards ($) (19)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kirby Dyess (1)(2)(3)	74,000	99,849	—	—	—	—	173,849
Jon Eliassen (4)	90,000	—	—	—	—	—	90,000
Charles Gaylord (5)	40,000	49,965	—	—	—	—	89,965
Thomas Glanville (6)	85,000	99,849	—	—	—	—	184,849
Frank M. Jaehnert (1)(7)	86,500	99,849	—	—	—	—	186,349
Jerome Lande (8)(9)(10)(11)	85,000	—	—	—	—	—	85,000
Timothy Leyden (8)(12)(13)	97,500	99,849	—	—	—	—	197,349
Peter Mainz (1)(9)(10)	81,500	99,849	—	—	—	—	181,349
Daniel Pelino (1)(2)(14)	74,000	99,849	—	—	—	—	173,849
Gary Pruitt (8)(9)	85,000	99,849	—	—	—	—	184,849
Diana D. Tremblay (9)(15)	90,000	99,849	—	—	—	—	189,849
Lynda Ziegler (16)(17)	115,000	124,805	—	—	—	—	239,805

(1)	Member of the Compensation Committee.

(2)	Member of the Corporate Governance Committee.

(3)	Ms. Dyess joined the Corporate Governance Committee at the 2017 Annual Meeting and served as a member of that committee for the remainder of the year.

(4)	Mr. Eliassen did not stand for re-election at the 2017 Annual Meeting and retired effective May 12, 2017.

(5)	Mr. Gaylord did not stand for re-election at the 2017 Annual Meeting and retired effective May 12, 2017.

(6)	Chair of the Audit/Finance Committee.

(7)	Chair of the Corporate Governance Committee.

(8)	Member of the Audit/Finance Committee.

(9)	Member of the Value Enhancement Committee.

(10)	Messrs. Lande and Mainz were initially appointed to the Board pursuant to a cooperation agreement with Coppersmith Capital Management, LLC, Scopia Management, Inc., Jerome J. Lande, and Peter Mainz.

(11)	Mr. Lande waived equity grants and his cash retainers were paid directly to Scopia Capital Management LP.

(12)	Chair of the Value Enhancement Committee.

(13)	Mr. Leyden left the Corporate Governance Committee at the 2017 Annual Meeting.

(14)	Mr. Pelino joined the Corporate Governance Committee at the 2017 Annual Meeting.

(15)	Chair of the Compensation Committee.

(16)	Ms. Ziegler served as a member of the Corporate Governance Committee, but was not compensated for her service on that committee.

(17)	Chair of the Board.

(18)

The amounts in this column reflect the aggregate grant date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Quarterly retainer grants to directors vest immediately. Mr. Eliassen elected to receive his retainer in cash. Ms. Dyess, Mr. Jaehnert, and Mr. Mainz elected to defer their equity grants for 2017. As of December 31, 2017, the following directors had the following RSUs outstanding: F. Jaehnert – 304; J. Lande – 313; T. Leyden – 289; P. Mainz – 608; D. Tremblay – 304.

(19)

No options were granted to non-employee directors in 2017. As of December 31, 2017, the following directors had the following options outstanding: K. Dyess – 4,099; J. Eliassen – 1,000; C. Gaylord – 3,486; T. Glanville – 2,102; G. Pruitt – 3,486.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

The leadership of our Board is managed by our Board Chair. Our Corporate Governance Guiding Principles (Governance Principles) require the role of Board Chair to be held by an independent director who meets the independence requirements of NASDAQ. The Board believes having separate roles of Board Chair and CEO allows for a more balanced workload between the Board Chair and the CEO, especially in light of the current duties and responsibilities of the Board Chair, which include the following:

◾	Preside over all meetings of the Board (including executive sessions of the Board) and meetings of the shareholders;

◾	Review the agendas of each Board and committee meeting;

◾	Prepare agendas as needed for executive sessions of the independent directors;

◾	Serve as a liaison between the independent directors and the CEO;

◾	In consultation with the CEO, make recommendations to the Corporate Governance Committee as to membership of Board committees and appointment of Board committee Chairs; and

◾	Perform such other duties as the Board may require.

Pursuant to the Governance Principles, the Board Chair must be an independent director unless the Board determines that the best interests of shareholders would otherwise be better served. The Board Chair is elected by the members of the Board following the annual meeting of shareholders (or at such other time as a vacancy for the role of Board Chair may occur). The Board Chair serves for a term of three years (provided such director is re-elected by shareholders if his or her term as a director does not coincide with his or her term as Board Chair). The Board Chair may not serve more than two consecutive terms, unless the Board approves an extended term. Our current Chair, Lynda L. Zeigler, is serving her first term that will expire at the 2019 annual meeting.

If the Board determines that it is in the best interests of the shareholders to combine the roles of CEO and Board Chair, the Board will appoint a Lead Independent Director with the duties set forth in the Governance Principles.

Since February 2015, our Governance Principles have provided for the role of Vice Chair, to be held by an independent director who meets the independence requirements of NASDAQ, unless the Board determines that the best interests of shareholders would otherwise be better served. As stated in the Governance Principles, the Vice Chair is appointed by the members of the Board and serves for a term to be determined by the Board (provided such director is re-elected by shareholders if his or her term as a director does not coincide with his or her term as Vice Chair). At the 2016 annual meeting after the elevation of Lynda L. Zeigler from Vice Chair to Chair, the Board chose to leave the position of Vice Chair vacant.

The Vice Chair, who like the Board Chair may serve on Board committees, has the following duties and responsibilities:

◾	Attend all meetings of the Board (including executive sessions of the Board) and meetings of the shareholders;

◾	Review the agendas of each Board and committee meeting and assist in the preparation of agendas as needed for executive sessions of the independent directors;

◾	Serve with the Board Chair as a liaison between the independent directors and the CEO;

◾	In consultation with the Board Chair and the CEO, make recommendations to the Corporate Governance Committee as to membership of Board committees and appointment of Board committee Chairs;

◾	Perform all duties of the Board Chair in the event the Board Chair is unavailable or unable to perform his or her duties; and

◾	Perform such other duties as the Board Chair or the Board may require.

The current Governance Principles, as amended, may be found online at www.itron.com by selecting “Investors” and then “Corporate Governance.”

See “CORPORATE GOVERNANCE” in this proxy statement for additional information on our Board.

PROPOSAL 2 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (Say-on-Pay)

We are asking our shareholders to approve a non-binding advisory resolution on the Company’s executive compensation programs for our Named Executive Officers (NEOs) (commonly known as “say-on-pay”) as we have described them in this proxy statement. Although this advisory vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for our executives. As discussed in the Compensation Discussion and Analysis (CD&A) section of this proxy statement, we believe our compensation programs are reasonable, competitive and strongly focused on pay-for-performance principles that will result in the creation of long-term shareholder value. Some of the features of our compensation programs that illustrate our philosophy are:

◾

A significant portion of an NEO’s compensation is at-risk or performance-based and subject to the Company’s operating and financial performance. We consider annual cash-based incentives, equity long-term incentives, and stock options to be performance-based, because each of these three elements is valuable to the executive only if performance goals are achieved and/or our share price improves. In fiscal year 2017, the executive compensation package (base salary and short- and long-term incentives at target) included 84% of at-risk compensation for the CEO and an average of 71% of at-risk compensation for the other NEOs. Our long-term incentive plan (LTIP) for equity awards granted under our Amended and Restated 2010 Stock Incentive Plan (A&R 2010 Plan) or Second A&R 2010 Plan, as applicable has three-year performance periods, with one-year averages determined each year for measurement purposes, to encourage NEOs to make decisions that align our long-term goals with shareholder interests and to discourage excessive risk taking.

◾	Stock ownership guidelines require executive officers to acquire and hold certain amounts of Itron stock to further strengthen alignment of management’s interest with those of our shareholders.

◾

We have established an Incentive Repayment (Clawback) Policy that covers awards under all of our incentive programs, and provides that if a bonus or equity award is paid that is conditional on meeting certain financial metrics, and subsequently, there is a required material financial restatement, which had the correct information been known at the time would have resulted in a lower award, then the Board (or its delegated committee) has the right to demand repayment of the excess amount of the award, net of taxes. If the Board (or its delegated committee) determines that fraud has resulted in a material financial restatement, it is required that the Board demand repayment of the full award, net of taxes.

◾

We maintain our long-standing commitment to strong corporate governance by continuing our policies of (i) separate Board Chair and CEO roles, (ii) majority voting for directors, (iii) all independent Board members (except our CEO) and all independent committee members, (iv) executive sessions of independent directors after each quarterly Board meeting, and (v) prohibition on hedging or pledging of Itron stock by our executives.

◾

The compensation of our NEOs varies depending upon the achievement of pre-established performance goals determined by the Compensation Committee (or the independent members of the Board, for the CEO), which are intended to serve as incentives for our executives. When performance does not meet the pre-established target goals, as was the case in prior years, then the amount of compensation paid to our executives is correspondingly reduced or eliminated. Conversely, when the Company’s operating and financial performance meets or exceeds the pre-established performance metrics, as was the case in fiscal year 2017, then the amount of compensation paid to our executives increases. See “The 2017 Executive Compensation Program in Detail” in the CD&A.

We believe our executive compensation policies have enabled us to retain and attract exceptional senior executives whose talent and experience have helped Itron become a leader in our industry. Our Compensation Committee (and the independent members of the Board for CEO compensation), which provides overall direction for our compensation programs, believes the fiscal year 2017 compensation paid to our NEOs is reasonable and appropriate and adequately reflects the Company’s overall performance in 2017.

Shareholders are encouraged to read the full details of our executive compensation programs as described in the Executive Compensation section of this proxy statement.

For the reasons provided above, we recommend that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation of the Company’s NEOs, as disclosed in the Executive Compensation section of the Company’s proxy statement for the 2018 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis (CD&A), the Executive Compensation Tables, and the accompanying footnotes and narratives within the CD&A section of the proxy statement).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION OF OUR NEOs.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board, upon the recommendation of its Audit/Finance Committee, has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accountant for the 2018 fiscal year, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of Deloitte & Touche LLP for ratification by the Company’s shareholders for their views on the Company’s independent registered public accountant and as a matter of good corporate practice. Deloitte & Touche LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit/Finance Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION

OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTANT FOR THE 2018 FISCAL YEAR.

CORPORATE GOVERNANCE

Corporate Governance Guiding Principles

The Company’s Governance Principles are available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance.”

Board Matters – Meeting Attendance

Our business, property, and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices, and by participating in meetings of the Board and its committees.

In accordance with our Governance Principles, directors are expected to attend the Company’s annual meeting of shareholders. All but one of our directors attended the 2017 annual meeting of shareholders in person or by telephone. During 2017, the Board met sixteen times. All of the directors attended at least 75% of the meetings of the Board and committees on which he or she served.

Also in accordance with our Governance Principles, our independent directors meet in an executive session as often as necessary, but no less than four times annually.

Director Independence

Our common stock is listed on the NASDAQ stock exchange. Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of NASDAQ, a director will only qualify as an “independent director” if that company’s board of directors determines that the person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

As recommended by the Corporate Governance Committee, the Board has determined that a majority of our Board are independent directors as defined under the rules of NASDAQ and the SEC, with Mr. Mezey serving as the sole non-independent director. As Mr. Mezey does not sit on any committees, and as recommended by the Corporate Governance Committee, the Board has determined that all members of Itron’s committees are independent under SEC rules and NASDAQ listing standards.    In addition, as recommended by the Corporate Governance Committee, the Board has determined that all members of our Audit/Finance Committee are independent under Rule 10A-3 of the Exchange Act.

Committees of the Board

We have four committees to assist the Board in fulfilling its responsibilities: Corporate Governance, Audit/Finance, Value Enhancement, and Compensation. Each of the four committees operates under a written charter that has been approved by the Board. The committee charters are reviewed annually and are updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. In 2017, with the exception of the Value Enhancement Committee, all of the committee charters were amended, as described below, and all four of the current committee charters are available on our website, www.itron.com, by selecting “Investors” and then “Corporate Governance.”

The following table shows the current membership of each committee at the end of fiscal 2017:

Director	Compensation Committee	Corporate Governance Committee	Audit/Finance Committee	Value Enhancement Committee
Kirby A. Dyess	X	X
Thomas S. Glanville			Chair
Frank M. Jaehnert	X	Chair
Jerome J. Lande			X	X
Timothy M. Leyden			X	Chair
Peter Mainz	X			X
Daniel S. Pelino	X	X
Gary E. Pruitt			X	X
Diana D. Tremblay	Chair			X
Lynda L. Ziegler		X

Our sole employee director, Philip C. Mezey, does not sit on any committees.

Corporate Governance Committee. The Corporate Governance Committee (CGC) is responsible for developing and implementing our Governance Principles, evaluating the performance of our Chair of the Board and the CEO, as well as the other directors and the Board as a whole, soliciting recommendations for candidates for the Board, determining the qualification of the directors serving on the Board, making recommendations to the Board regarding the independence of the directors serving on the Board, recommending candidates to serve on the Board, and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. To assist the committee in its identification of qualified director candidates, it has historically engaged an outside search firm and may do so in the future. The CGC also reviews the compensation paid to our directors and makes recommendations to the Board on director fees and other compensation payable to the Board members.

The Board amended the CGC’s charter in December 2017 to remove the responsibility of reviewing succession plans for the CEO and key executives as this is done by the full Board.    All of the members of the CGC are independent under SEC rules and NASDAQ listing standards. The CGC held five meetings during 2017.

Audit/Finance Committee. The Audit/Finance Committee (AFC) monitors our borrowings and capital structure, accounting policies, internal controls over financial reporting, and financial results, and reviews at least quarterly our business financial risks to determine if management and our internal controls are identifying and mitigating risks associated with our business operations. In addition, the AFC determines the compensation of our independent auditors, and makes recommendations to the Board to retain or terminate our independent auditors. The Board has determined that all members of the AFC are independent under SEC rules and NASDAQ listing standards, including Rule 10A-3 of the Exchange Act.

The Board amended the AFC’s charter in 2017 to reorganize current functions to reflect order of importance and added a periodic review of critical accounting policies to the AFC’s responsibilities. The CGC has determined that all of the current members of the Audit/Finance Committee are financially literate in accordance with the Standards of NASDAQ Rule 5605(c)(2)(A)(iv), and “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K. The AFC held eight meetings during 2017.

Compensation Committee. The Compensation Committee (CC) is responsible for making recommendations to the Board for our CEO’s total annual and long-term incentive compensation, and for setting compensation levels for our other executive officers. The CC also oversees the administration of various incentive compensation and benefit plans, which includes an annual evaluation of our compensation plans and policies. The CC, when appropriate, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board or to Company officers.

The Board amended the CC’s charter in December 2017 to remove the responsibility of reviewing executive and management development plans. The Board has determined that all members of the CC are independent under SEC rules and NASDAQ listing standards. In addition, all CC members are “non-employee directors” under Section 16b-3 of the Exchange Act and “outside directors” for the purposes of Section 162 (m) of the U.S. Internal Revenue Code. The CC held nine meetings during 2017. See “EXECUTIVE COMPENSATION – CD&A” in this proxy statement for more information on the CC’s responsibilities regarding the compensation of our executives.

Value Enhancement Committee. The Value Enhancement Committee (VEC) reviews, studies and develops potential initiatives and transactions designed to create durable, sustainable long-term shareholder value. The VEC is charged with making recommendations to the Board regarding actions to be considered in furtherance of the committee’s purpose. The Board has determined that all members of the VEC are independent under SEC rules and NASDAQ listing standards. The VEC held six meetings in 2017.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as an officer or employee of the Company. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Transactions with Related Persons

There were no related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in fiscal year 2017. In order to determine this, the Board requires our executive officers, directors or director nominees to disclose certain information regarding related person transactions. A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) that involves the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. The current threshold required to be disclosed under SEC regulations is $120,000. Under its charter, the Corporate Governance Committee of the Board has been delegated with the responsibility of reviewing and approving any related person transactions.

Our Board’s Role in Risk Oversight

The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of our executives’ management of risks relevant to the Company. The Board routinely determines, directly or through Board committees, that: (i) there are adequate processes designed and implemented by Company management such that risks have been identified and are being managed; (ii) the risk management processes are intended to ensure that Company risks are taken into account in corporate decision-making; and (iii) the risk management processes and procedures ensure that material risks to the Company are brought to the attention of the Board or an appropriate committee of the Board. Each of the Company’s risk management processes are reviewed periodically (but at least once a year) by either the Board or an appropriate committee to which the Board has delegated specific oversight responsibility, as described below. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. Committee Chairs regularly report to the full Board on actions taken at committee meetings. At least annually, the Board conducts a review of our long-term strategic plans, and at each of our quarterly meetings, our General Counsel updates the Board on material legal and regulatory matters.

The Audit/Finance Committee is responsible for reviewing our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. It meets regularly with our independent auditors and in executive session to facilitate a full and candid discussion of risk and other issues. Our Compensation Committee is responsible for overseeing compensation risks, including assessing possible risks from our compensation plans and policies for our executives and ensuring that our executive compensation is aligned with Company performance. The Compensation Committee reviews a summary and assessment of such risks annually and in connection with discussions of various compensation elements and benefits throughout the year. Our Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, and our director independence. The Corporate Governance Committee reviews our Governance Principles annually pursuant to its charter.

Following a review of the Company’s current risk management systems and processes, the Board has concluded that the current allocation of oversight responsibilities between the Board and its committees is adequate, provided that the committees continue to coordinate their risk oversight responsibilities, share information appropriately with the other Board members, and provide timely and adequate reports to the full Board. The Board continually evaluates its risk oversight role.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company and any subsidiary of the Company and is available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance.” In addition, we have adopted policies and procedures for reporting and investigating suspected violations of the Code of Conduct. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics or provisions of the Code of Conduct, that applies to the CEO or the CFO, by posting such information on our website, www.itron.com.

Anti-Hedging Policy

The Company has adopted an Anti-Hedging Policy that prohibits our directors, officers, and employees from entering into transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. See “EXECUTIVE COMPENSATION – CD&A – Anti-Hedging Policy” in this proxy statement for more information on this policy.

Incentive Repayment (Clawback) Policy

The Company has adopted a repayment or “clawback” policy, which provides that if a bonus or equity award (Award) is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required financial restatement, which had the correct information been known at the time would have resulted in a lower Award, then the Board has the right to demand repayment of the excess amount of the Award, net of taxes, from an executive officer who has received an Award. If the Board (or its delegated committee) determines that fraud has resulted in a material financial restatement, it is required that the Board demand repayment from the executive officer engaged in the fraud of the full Award, net of taxes.

Director Nominations by Shareholders

In accordance with the Company’s Amended and Restated Bylaws, in order to nominate a director for election to the Board at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Corporate Secretary of the Company at the Company’s executive offices no fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

◾	the name and address of the shareholder;

◾	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

◾	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

◾	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

◾	name and address;

◾	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable SEC rules;

◾	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

◾	the consent of such nominee to serve as a director, if elected.

Other directors and senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee evaluates director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration the qualification criteria set forth under “ELECTION OF DIRECTORS – Director and Director Nominee Qualifications” in this proxy statement. In the event of a shareholder recommendation, the Corporate Governance Committee screens and evaluates the person recommended in the same manner as other candidates. In addition, the Corporate Governance Committee determines if the proposed director nominee will have sufficient time available to carry out his or her Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.

Shareholder Communications with the Board

The Company’s Board provides a process whereby shareholders may contact the Board or any committee as a group or any committee Chair or individual director, by email addressed to boardofdirectors@itron.com. Shareholders should clearly specify in each communication the name of the director to whom the communication is addressed. Shareholders may also write to the Board or any committee as a group or any committee Chair or individual director by sending the communication to: Itron, Inc., Attn: Corporate Secretary, 2111 N. Molter Road, Liberty Lake, WA 99019. Communications may also be submitted through our website at www.itron.com by selecting “Investors,” “Corporate Governance,” and then “Contact the Board.”

Shareholder communications are delivered directly to the Corporate Secretary of the Company, who then determines whether to forward such communications to the specified director addressees. You can access a description of the process that the Corporate Secretary uses for determining whether to forward shareholders’ communications to directors at our website, www.itron.com, by selecting “Investors,” “Corporate Governance,” and then “Contact the Board.”

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2019 annual shareholders meeting should follow the procedures specified under “SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING” in this proxy statement. Shareholders wishing to nominate directors should follow the procedures specified under “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis (CD&A)

This CD&A explains our executive compensation program for our named executive officers (NEOs) listed below. The CD&A also describes the process followed by the Compensation Committee of the Board (referred to as the Compensation Committee or the Committee in this CD&A) for making pay decisions, as well as its rationale for specific decisions related to 2017.

Name	Title
Philip C. Mezey	President and CEO
Thomas L. Deitrich	Executive Vice President and Chief Operating Officer (COO)
Robert H.A. Farrow*	Interim CFO and Vice President, Treasury and Strategic Planning
Joan S. Hooper*	Senior Vice President and CFO
Michel C. Cadieux	Senior Vice President, Human Resources
Shannon M. Votava	Senior Vice President, General Counsel and Corporate Secretary
W. Mark Schmitz*	Former Executive Vice President and Chief Financial Officer (CFO)

*

Effective March 28, 2017, Mr. Schmitz stepped down from his position as Itron’s CFO and as an employee. For information about the 2017 compensation for which he was eligible, please refer to the “Summary Compensation Table.” From March 28, 2017 until June 5, 2017, Mr. Farrow, the Company’s Vice President, Treasury and Strategic Planning, served as interim CFO. On June 5, 2017, Ms. Hooper joined the Company as Senior Vice President and CFO, and Mr. Farrow remained as Vice President, Treasury and Strategic Planning.

Executive Summary

Business Performance

In 2017, we improved our business results compared to 2016 driven by higher sales of our smart solutions and continued focus on our Company objectives for improved predictability, profitability, and growth. We exceeded Company targets for non-GAAP earnings per diluted share(1) (EPS), while annual revenue remained roughly the same. We incurred higher costs in the second half of 2017 as we implemented changes in our supply chain, and we fell short on our earnings before interest, tax, depreciation and amortization (Adjusted EBITDA)(1)(2) management target. These measurements are all strongly embedded in our executive compensation program:

◾	Total Company consolidated revenue of $2.0 billion was roughly flat to 2016;

◾	Total Company Adjusted EBITDA of $227.9 million improved by 9% percent over 2016; and

◾	Non-GAAP EPS of $3.06 increased by 20% over 2016.

(1)	A schedule reconciling Adjusted EBITDA to net income and non-GAAP EPS to net income is available on page 41 of our 2017 Annual Report on Form 10-K.

(2)

We define Adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization of intangible assets, restructuring, acquisition related expense, goodwill impairment and (c) excluding the tax expense or benefit.

These financial results reflect our continued operational transformation, including the implementation of global sourcing projects. The transition of our global supply chain will provide long-term flexible capacity and lower costs, while driving our core business objectives of predictability, profitability, and growth. During this time, our executive leadership team also remained focused on the Company’s strategic vision to be a leading partner with utilities in the resourceful delivery and use of energy and water. The Company took additional steps to invest in the internet of things (IoT) and networking capabilities to reduce operating expenses and create new revenue opportunities. The 2017 acquisitions of Comverge, Inc. and Silver Spring Networks, Inc. were of significance —

further advancing our strategy of delivering highly-secure, value-generating solutions for utilities, smart cities, and the broader industrial IoT sector. These achievements demonstrate our executive leadership’s balanced approach to driving long-term growth in addition to near-term financial improvements at a time when our industry dynamics are changing.

Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual cash incentives (as part of our Executive Management Incentive Plan (EMIP)), and long-term equity incentives (as part of our Long-Term Incentive Plan (LTIP)). Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on shareholder value creation. Based on our performance and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for fiscal 2017:

◾

None of the NEOs received base salary adjustments in 2017, except that Mr. Farrow received additional compensation for each month he served as interim CFO and a merit based increase. See “Base Salary” in this CD&A for details.

◾

EMIP: 2017 financial and strategic objectives resulted in an overall attainment percentage of 84.80%. This overall attainment result is a combination of achievement of specific total Company consolidated revenue and Adjusted EBITDA goals and strategic objectives. See “Annual Cash Incentives: The Executive Management Incentive Plan (EMIP)” in this CD&A for details.

◾

LTIP: Under the LTIP, NEOs receive 50% of their grant in the form of performance-based restricted stock units (PRSUs). Consistent with the terms of the LTIP, the NEOs earned 111.07% of their target PRSUs for the 2015-2017 performance cycle. This attainment is the combination of an average non-GAAP EPS target attainment of 90.67% and a total shareholder return (TSR) multiplier of 123%. See “Long Term Incentives – A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in this CD&A for details.

These payouts are aligned with the Company’s business performance in 2017. The Compensation Committee believes that the design and structure of the Company’s incentive program provide a direct link between Company performance and pay outcomes for the executives, as described in greater detail in the following section.

Linking CEO Pay and Performance

A key component of our executive compensation philosophy is the link between compensation and overall business results and shareholder value creation. We strive to clearly communicate this to our shareholders and believe that looking at realizable pay in different contexts can illustrate this point effectively:

◾	Realizable pay versus pay opportunity

◾	Realizable pay for performance relative to peers

CEO Realizable Pay versus Pay Opportunity. Many of the required disclosures concerning CEO compensation discuss pay elements or opportunities that may be earned by the CEO. Realizable pay, on the other hand, more closely considers actual compensation earned (or earnable) based on performance. To illustrate the differences, we compared pay opportunity to realizable pay on a year-by-year basis over the past three years; for this purpose, we use the following definitions:

Pay opportunity represents:

◾	The sum of base salary and target EMIP opportunity for each fiscal year; and

◾	The grant date fair value of stock options, RSUs and PRSUs granted in each fiscal year.

Realizable pay represents:

◾	The sum of base salary and actual EMIP paid for each fiscal year;

◾	The “in the money” value of any stock options granted in each fiscal year, valued as of December 31 of each year;

◾	The value of RSUs granted in each fiscal year valued at their vesting date, or if unvested, as of December 31 of each year;

◾	The number of PRSUs actually earned based on performance, valued as of December 31 of each year; and

◾	For outstanding PRSUs (uncompleted performance cycles), the estimated number of PRSUs based on performance to date, valued as of December 31 of each year.

The chart below illustrates Mr. Mezey’s realizable pay compared to his pay opportunity, as well as the corresponding year-end stock price for the last three years.

CEO Realizable Pay for Performance Relative to Peer Group. To provide another perspective, it is also helpful to understand the degree of alignment between CEO realizable pay and performance relative to our peer companies. See “Our Decision Making Process – The Role of Peer Companies” in this CD&A for a list of the peer companies. To evaluate this alignment, we analyzed the relationship between realizable total direct compensation (TDC) for the CEO over 2014-2016 for the peer companies and for the Company, and TSR for the three years ended December 31, 2016. This time period was selected because it was most closely aligned with the compensation information available for our peer group companies for the years that Mr. Mezey has been our CEO.

For this purpose, realizable TDC is defined as the sum of:

◾	Actual base salaries paid over the three-year period;

◾	Actual annual incentives (bonuses) paid over the three-year period;

◾	“In-the-money” value as of December 31, 2016 of any stock options granted over the three-year period;

◾	The value as of December 31, 2016 of any restricted shares granted (including vested and unvested shares) over the three-year period; and

◾

Cash-based long-term incentives awarded during the period, and the value as of December 31, 2016 of any performance shares granted over the three-year period (assuming target performance for cycles not completed).

The chart below illustrates the percentile ranking of our three-year TSR and Mr. Mezey’s realizable TDC relative to our peer companies. As the chart indicates, during the three-year period our TSR performance was above the median of the peer companies and Mr. Mezey’s realizable TDC was also above the median. Mr. Mezey’s realizable TDC was within an “alignment corridor” representing a strong correlation between compensation and performance.

Best Compensation Practices & Policies

We also believe the following practices and policies promote sound compensation governance and are in the best interests of our shareholders and executives:

What We Do	What We Don’t Do

☑ Heavy emphasis on variable compensation	☒ No employment agreements

☑ 50% of annual long-term incentives are performance based	☒ No “single trigger” change-in-control cash payments

☑ Rigorous stock ownership guidelines	☒ No tax gross ups in our change-in-control agreements

☑ Incentive Repayment (Clawback) Policy	☒ No option backdating or repricing

☑ Independent compensation consultant	☒ No hedging or pledging

☑ Annual risk assessments	☒ No special perquisites

2017 Say-On-Pay & Shareholder Engagement

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also take into account the feedback we receive from our major shareholders, which is solicited by the Chair of the Board, and the Chair of the Compensation Committee, either in person or via telephone.

In 2017, approximately 95% of the votes cast supported our executive compensation decisions. Since 2012, the Board has regularly conducted proactive outreach meetings with the company’s largest shareholders. During 2017, the Company offered meetings to shareholders representing 45% of shares outstanding, and directors met with shareholders representing 15% of shares outstanding to discuss topics including Company strategy and performance, governance, and executive compensation. Overall, our shareholders are highly supportive of our executive compensation program and its direction. Based on the positive feedback we received from our major shareholders, in addition to the vote result in 2017, we did not make substantive changes to the structure of our program. We will continue to keep an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives.

What Guides Our Program

Our Compensation Philosophy & Objectives

The philosophy underlying our executive compensation program is to employ the best leaders in our industry to ensure we execute on our business goals, promote both short-and long-term profitable growth of the Company, and create long-term shareholder value, all grounded in the following guiding principles:

Pay for Performance

A significant portion of an executive’s total compensation should be variable (“at risk”) and dependent upon the attainment of certain specific and measurable annual and long-term business performance objectives.

Shareholder Alignment

Executives should be compensated through pay elements (base salaries and annual- and long-term incentives) designed to create long-term value for our shareholders, as well as foster a culture of ownership.

Competitiveness

Target compensation should be set at the median of market to ensure that compensation is at a level that is competitive with that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.

Attraction and Retention	The executive compensation program should enable the Company to attract highly-talented people with exceptional leadership capabilities and retain high-caliber talent.

The Principal Elements of Pay: Total Direct Compensation (TDC)

Our compensation philosophy is supported by the following principal pay elements:

Pay Element	How Its Paid	What It Does	How It Links to Performance

Base Salary	Cash (Fixed)	Provides a competitive fixed rate of pay relative to similar positions in the market, and enables the Company to attract and retain critical executive talent	Based on job scope, level of responsibilities, individual performance, experience, and market levels

Annual Cash Incentive (EMIP)	Cash (Variable)	Focuses executives on achieving annual financial and strategic goals that drive long-term shareholder value

◾      Payouts: 0% to 180% of target based on financial results and strategic goal attainment against pre-established goals

◾      Financial metrics: Total Company consolidated revenue and Adjusted EBITDA

◾      Strategic goals: tied to specific strategic objectives

Long-Term Incentive Plan (LTIP)	Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive shareholder value creation and support the Company’s retention strategy	See below

50% of LTIP Grant: Performance- Based Restricted Stock Units (PRSUs)		Rewards achievement of financial goals measured over a three-year performance period	◾ Payouts: 0% to 200% of a target based on results against pre-established financial goals and relative TSR performance ◾ Financial metrics: Non-GAAP EPS and relative TSR

25% of LTIP Grant: Stock Options		Rewards for stock price appreciation	◾ Exercise price: 100% of fair market value on the grant date ◾ Vesting: 1/3 per year on the anniversary of the grant date ◾ Exercise term: 10 years

25% of LTIP Grant: Time-Vested Restricted Stock Units (RSUs)		Supports retention	◾ Vesting: 1/3 per year on the anniversary of the grant date ◾ Paid in Itron shares at vesting

Pay Mix

The charts below show the target TDC of our CEO and our other NEOs for fiscal 2017. These charts illustrate that a majority of NEO TDC is variable (84% for our CEO and an average of 71% for our other NEOs).

Our Decision Making Process

The Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed at our website, www.itron.com, by clicking “Investors,” and then “Corporate Governance.”

The Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Committee.

The Role of Management

Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only the Committee members are allowed to vote on decisions regarding NEO compensation.

The CEO reviews his recommendations pertaining to other executives (non-NEO) pay with the Committee providing transparency and oversight. Decisions on non-NEO pay are made by the CEO. The CEO does not participate in the deliberations of the Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.

The Role of the Independent Consultant

The Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Committee has hired F.W. Cook as its independent consultant. F.W. Cook reports directly to the Committee and does not provide any additional services to management. The Committee has conducted an independence assessment of F.W. Cook in accordance with SEC rules.

The Role of Peer Companies

For some of our direct competitors who are not publicly held, or are smaller business units within a conglomerate, there is limited compensation information available. As a result, our peer companies for purposes of benchmarking executive compensation (Peer Companies) generally consist of direct competitors for which public information is available, who are part of the same broad Standard & Poor’s (S&P) industry classifications of technology hardware and equipment or in software and services, and who are similar in size and scope of global operations as Itron. The Committee reviews the Peer Companies on an annual basis.

For the purposes of setting 2017 compensation, and with the support of F.W. Cook, the Committee did not make any changes to the Peer Companies. Note that due to acquisition by MicroChip technology in April 2016, Atmel Corporation was eliminated.

Peer Companies		Peer Data as of 12-31-2016
Ametek Inc.	OSI Systems, Inc		$ Millions
Ciber, Inc.*	Roper Technologies Inc.	Percentile	Revenue	Market Cap
Diebold Nixdorf, Inc.	Teradyne Inc.	25th	$1,156	$1,782
EPAM Systems, Inc.*	Trimble Inc.	50th	$2,058	$3,905
ESCO Technologies Inc.	Unisys Corporation*	75th	$3,623	$7,887
FLIR Systems, Inc.	Watts Water Technologies, Inc
Juniper Networks, Inc.*	Xylem Inc.	Itron	$2,013	$2,405
Mueller Water Products, Inc.	Zebra Technologies Corp*	Percentile Rank	50%	41%

*	Software and services included in their business mix

For each of the Peer Companies, data regarding base salaries, annual incentives, and long-term incentives was obtained from their annual proxy statements and reviewed by the Committee’s compensation consultant, Pearl Meyer. This data was supplemented with survey data prepared by Radford Survey & Consulting (Radford Survey), which provides compensation market information on more than 700 technology companies, aggregated and presented anonymously. The Radford Survey data was narrowed to those technology companies with revenues between $1 billion and $3 billion, similar to Itron.

With the support of F.W. Cook, the Committee evaluates this data for informational purposes when establishing a range of competitive compensation for our NEOs. For each NEO, the Committee determines the salary range, annual incentive target, and long-term incentive taking into consideration market data for the position being evaluated. However, market data is not the sole determinant of the Company’s practices or executive compensation levels. The Committee also takes into account the experience, performance, responsibilities, and contributions to the Company by each NEO when making its decisions. For the CEO, the Committee makes a recommendation to the full Board, and the independent members of the Board review and approve the CEO’s compensation.

The 2017 Executive Compensation Program in Detail

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee takes into account factors such as relevant market data as well as individual performance and contributions. The Committee approved the CEO recommended annual base salary rate, and the independent members of the Board approved the CEO annual base salary rate as follows:

NEO	2016		2017	% Increase
Philip C. Mezey		$800,000	$800,000	0%
Thomas L. Deitrich		$550,000	$550,000	0%
Robert H.A. Farrow*		$293,000	$300,000	2.4%
Joan S. Hooper**	$	NA	$485,000	NA
Michel C. Cadieux		$400,000	$400,000	0%
Shannon M. Votava		$400,000	$400,000	0%
W. Mark Schmitz		$475,000	$475,000	0%

*

Mr. Farrow’s annual base salary as interim CFO was $293,300. He also received an additional payment of $7,000 for each month he served as interim CFO. Mr. Farrow received a merit increase bringing his salary to $300,000 on July 3, 2017.

**	Ms. Hooper’s annual base salary as CFO was set at $485,000 when she was hired on June 5, 2017.

Annual Cash Incentives: The Executive Management Incentive Plan (EMIP)

The 2017 EMIP provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depend on the achievement of pre-established performance objectives and can range from 0% to 180% of target award amounts. Target annual bonus opportunities are expressed as a percentage of base salary and were established by the NEO’s level of responsibility and his or her ability to impact overall results. The Committee also considers market data in setting target award amounts. 2017 target award opportunities remained unchanged from 2016 target award opportunities and were as follows:

NEO	Target EMIP (as a % of Base Salary)
Philip C. Mezey	125%
Thomas L. Deitrich	100%
Robert H.A. Farrow*	50%
Joan S. Hooper	75%
Michel C. Cadieux	75%
Shannon M. Votava	65%
W. Mark Schmitz	75%

*	Mr. Farrow’s target EMIP opportunity was 50% of his base salary for 2017 only (to reflect his role as Interim CFO).

2017 Performance Objectives. An individual NEO’s EMIP award is based on a combination of financial and strategic objectives.

Performance Objectives	Metrics & Metrics Weighting	EMIP Weighting
Financial	Total Company Consolidated Revenue (30%)	24%
	Total Company Adjusted EBITDA (70%)	56%
Strategic	Strategic Objectives	20%
Total		100%

In 2017, we used total Company consolidated revenue and Adjusted EBITDA as the financial performance metrics in the EMIP because we believe it is important to focus on both top line growth (revenue), as well as profitability. Total Company Adjusted EBITDA provides a more useful illustration of our financial performance and the ongoing operations of our business, since the adjustments exclude certain expenses that are not indicative of our recurring core operating results. This facilitates better comparisons to our historical performance and our competitors’ operating results. To continue our focus on profits and sales performance, the weighting of the financial performance objectives (which represent 80% of a NEO’s EMIP award) for 2017 was 70% total Company Adjusted EBITDA and 30% total Company consolidated revenue. A schedule reconciling Adjusted EBITDA to net income and non-GAAP EPS to GAAP EPS is available on page 41 of our 2017 Annual Report on Form 10-K.

Each year, the Committee reviews the financial performance and considers adjustments for items that are not reflective of normal operating performance for that year. These adjustments are items that the Committee believes are fair to both participants and shareholders, encourage appropriate actions that foster the long-term health of the business, and are consistent with the objectives underlying our predetermined performance goals. Such exclusions may consist of the costs and financial effects of restructuring, acquisitions and dispositions, selected legal costs and settlements, and the effects of foreign currency translation.

2017 Financial Performance Levels & Results. The following table shows the performance necessary to achieve threshold, target and maximum bonus payout amounts, along with actual results for 2017:

	Threshold	Target	Maximum	Actual Results
Total Company Consolidated Revenue	$1,846 M	$2,052 M	$2,257 M	$2,018 M
Total Company Adjusted EBITDA	$204 M	$232 M	$260 M	$228 M

Note: Payouts are linearly interpolated for performance between threshold, target and maximum.

2017 Strategic Goals & Achievements. The strategic goals for the NEOs, as determined in consultation with the CEO and reviewed with the Committee, generally encompass objectives as they relate to both the individual business segments and the entire Company. For 2017, they were developed to continue to strengthen our operational results through objectives that align to predictability, profitability, and growth.

Approved strategic goals included meeting return on invested capital targets, growth in Software and Services revenue and margin, cost of non-quality targets, improvement in predictability of quarterly financial results, and new hire goals focused on diversifying and broadening our organizational talent capabilities. The Company achieved partial results on goals relating to predictability in results and diversifying and refreshing organizational talent. The Company missed the goal related to growth in Software and Services revenue and margin, but fully achieved specific strategic goals relating to return on invested capital and cost of non-quality.

2017 EMIP Results and Payouts. The following table summarizes the financial and strategic performance results for 2017:

Performance Objectives	Weighting	Percentage of Attainment	Overall Weighted Attainment
Total Company Consolidated Revenue	24%	87.79%	21.07%
Total Company Adjusted EBITDA	56%	89.70%	50.23%
Strategic Objectives	20%	67.50%	13.50%
Total:			84.80%

Based on the above results, the following table lists the actual awards and bonuses paid to the NEOs in 2017:

NEO	Target (as a % of Base Salary)	Actual Payout (as a % of Salary)	Actual Cash Payout ($)
Philip C. Mezey	125%	106.01%	$848,040
Thomas L. Deitrich	100%	84.80%	$466,422
Robert H.A. Farrow	50%	42.40%	$127,206
Joan S. Hooper*	75%	36.59%	$177,465
Michel C. Cadieux	75%	63.60%	$254,412
Shannon M. Votava	65%	55.12%	$220,490
W. Mark Schmitz**	75%	0%	$0

*	Ms. Hooper’s payout was pro-rated at 57.53% based on her start date of June 5, 2017.
**	Mr. Schmitz’s awards were forfeited upon his stepping down from his position as CFO.

Long-Term Incentives

The NEOs are eligible for long-term incentives, all of which were issued under the terms of our A&R 2010 Plan or Second A&R 2010 Plan. For fiscal year 2017, long-term incentives were granted as follows:

2017 Target Long-Term Incentive Award Grants. The table below shows the long-term incentive award values granted for fiscal 2017 for each of the NEOs, which remained unchanged from 2016 values, except with respect to Ms. Votava who received an additional $50,000 in value as a result of benchmarking compensation data provided by F.W. Cook:

NEO	PRSUs** (at Target)	Stock Options*	RSUs**	Total Value
Philip C. Mezey	$1,600,000	$800,000	$800,000	$3,200,000
Thomas L. Deitrich	$1,000,000	$500,000	$500,000	$2,000,000
Robert H.A. Farrow†	$70,000	$35,000	$35,000	$140,000
Joan S. Hooper	$500,000	$250,000	$250,000	$1,000,000
Michel C. Cadieux	$400,000	$200,000	$200,000	$800,000
Shannon M. Votava	$300,000	$150,000	$150,000	$600,000
W. Mark Schmitz††	$500,000	$250,000	$250,000	$1,000,000

*	Individual award amounts were calculated based on Black-Scholes values.

**

Award amounts for PRSUs and RSUs were determined based on the closing price of our common stock on the date of grant on February 23, 2017 for all other NEOs, except that award values for Ms. Hooper were determined based on the closing price of our common stock on June 20, 2017 in connection with her new hire.

†

In conjunction with Mr. Farrow’s role as interim CFO, he also received a one-time, special grant of RSUs with a grant date fair market value of $140,000, which is not included in the table above. This award amount was determined based on the closing price of our common stock on the date of the grant on March 28, 2017. This award was granted under the A&R 2010 Plan and will vest 100% on the second anniversary of the grant.

††	Mr. Schmitz’s awards were forfeited upon his stepping down from his position as CFO.

A Closer Look at Performance-Based Restricted Stock Units (PRSUs). The actual number of PRSUs that are earned and vested are based on the achievement of specific financial performance goals and relative TSR results. Specifically, actual awards are linked to a three-year performance period that consists of three annual performance cycles. The performance result used to determine the actual award earned is calculated at the end of the three-year performance period by averaging the results of the three annual performance cycles, then is adjusted based on performance relative to TSR as compared to the Russell 3000 Index.

2017 Performance Metrics: Non-GAAP EPS & Relative TSR. PRSUs are driven by the achievement of non-GAAP EPS and relative TSR performance targets.

◾

Non-GAAP EPS: Non-GAAP EPS targets are set by the Committee at the beginning of each annual performance cycle. Payout levels can range from 50% to 160% of target for each year in the performance cycle. No PSRUs are earned for performance below the threshold. The following table shows the thresholds, targets and maximums for non-GAAP EPS set by the Committee at the beginning of each annual performance cycle and our actual non-GAAP EPS results used for calculating PRSUs earned for 2015, 2016 and 2017:

Year	Threshold 50%	Target 100%	Maximum 160%	Results
2015	$1.60	$1.85	$2.15	$0.73
2016	$1.95	$2.25	$2.48	$2.54
2017	$2.58	$3.00	$3.30	$3.06

Note: The non-GAAP EPS results shown are based on financial results as reported for 2015, 2016, and 2017 (as reported in our Annual Report on Form 10-K for the year ended December 31, 2017). Performance for levels achieved between threshold, target, and maximum are linearly interpolated.

◾

Relative TSR: At the end of the three-year performance period, the non-GAAP EPS results for each of the annual performance cycles are averaged. The average non-GAAP EPS is then adjusted based on the achievement by the Company of TSR relative to the Russell 3000 index for the same three-year performance cycle as follows:

If relative TSR attainment is...	Then the average EPS attainment is...
At or below the 25th percentile	Adjusted down by 25%
At 50th percentile	No adjustment
At or above the 75th Percentile	Increased by 25%

Note: Adjustments for levels achieved between the 25th, 50th, and 75th percentiles are linearly interpolated.

For the 2017 PRSUs, the TSR targets and point multipliers were all established in February 2017 by the Committee and by the independent members of the full Board for the CEO.

PRSUs Earned and Vested In 2017 (1/1/2015 – 12/31/2017). In 2015, the NEOs at that time were granted their target PRSUs with vesting based on achievement of the non-GAAP EPS and relative TSR performance targets for 2015, 2016, and 2017 as outlined above. The actual award earned was calculated at the end of the three-year performance period by averaging the results of the three annual performance cycles:

Year	Percentage of Attainment
2015	0%
2016	160%
2017	112%
2015-2017 Average	90.67%

Consistent with the terms of the LTIP, the average performance attainment for the 2015-2017 PRSUs was then adjusted upward by 123% since our TSR was at the 72nd percentile of the Russell 3000 index. As a result, the NEOs (other than who was not employed at Itron in 2015) earned 111.07% of their target PRSUs for the 2015-2017 performance cycle, as follows:

NEO	Target PRSUs Granted	Actual PRSUs Earned
Philip C. Mezey	45,338	50,356
Robert H.A. Farrow	2,083	2,313
Michel C. Cadieux	11,334	12,588
Shannon M. Votava	7,084	7,868
W. Mark Schmitz†	14,168	0

†	Mr. Schmitz’s awards were forfeited upon his stepping down from his position as CFO.

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

We believe that when our executives hold an equity interest in the Company, they will be less inclined to take excessive business risks. We maintain stock ownership guidelines to encourage our key executives to own stock at least equal in value to:

Title	Multiple of Base Salary
CEO	6.0x
COO and CFO	3.0x
Senior Vice Presidents and General Counsel	2.0x

Common stock, vested and unvested restricted shares, the net after-tax value of unexercised vested and unvested stock options, and stock held in the deferred compensation, 401(k) and the Employee Stock Purchase plans all count towards satisfaction of the guidelines. Additionally, participants are required to retain 50% of net profit shares from all stock acquired upon exercise or vesting unless the guideline level is achieved. Net profit shares are defined as the number of shares of stock acquired after payment of (i) in the case of options, any exercise price and tax withholding upon exercise, or (ii) in the case of restricted stock or restricted stock units, tax withholding upon vesting. We annually review the levels of stock ownership of our executives, and, based on a rolling 12-month average of our stock price as of the end of 2017, all of our NEOs have met the guidelines, with the exception of Ms. Hooper who joined the Company within the last year and is making progress towards her goal. We also have stock ownership guidelines for the members of our Board.

Anti-Hedging Policy

We prohibit the NEOs and other executives from engaging in transactions designed to insulate them from changes in the Company’s stock price. Therefore, the Company has an Anti-Hedging Policy that prohibits our NEOs from entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. In addition, the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities is prohibited under this policy, and borrowing against any account in which our securities are held is prohibited.

Change-in-Control Agreements

We have entered into change-in-control agreements with our executives to encourage their full attention and dedication to the Company in the event of a change-in-control of the Company, and to provide them with reasonable compensation and benefits in the event of a change-in-control and a subsequent loss of employment. All equity awards granted have “double trigger” requirements before vesting upon a change-in-control. See “EXECUTIVE COMPENSATION TABLES – Potential Payments upon Change-in-Control” in this CD&A for descriptions of the benefits provided under the change-in-control agreements.

Employment Agreements; Severance Policy

We do not have formal employment agreements with our executives. However, we do have an Executive Severance Policy for our executives that provides severance pay equal to one year’s base salary, employer benefit premium payments or reimbursements for one year, and outplacement assistance provided there is a release of claims, non-disparagement, and confidentiality agreement with the executive. In addition, the executive must enter into a one-year non-compete agreement, where enforceable.

In 2017, in connection with their roles, both Ms. Hooper and Mr. Farrow became participants under the Company’s Executive Severance Policy and also entered into indemnification agreements in the form customary for the Company’s officers and directors.

Incentive Repayment (Clawback) Policy

Under our Incentive Repayment (Clawback) Policy, in the event of a restatement of the Company’s financial results, the Compensation Committee, as designated by the Board, may review all cash or equity incentive awards that were based in whole or in part on the achievement of certain financial results.

Where award(s) were predicated, in part or in whole, upon the achievement of certain financial results that were subsequently the subject of a material financial restatement and, as determined by the Compensation Committee, the executive(s) engaged in fraud that caused or partially caused the need for the restatement, the Compensation Committee will seek forfeiture or reimbursement to the Company of the award(s) from the executive(s) engaged in fraud in full, net of tax. If a material financial restatement was not due to fraud, the Compensation Committee may review the circumstances and, in its discretion to the extent practicable and allowable under applicable laws, determine to require forfeiture or reimbursement to the Company of the amount of the award(s) that exceeded the lower amount, payment or value that would have been made based on the restated financial results, net of tax.

Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

Executive Deferred Compensation

Executives located in the U.S. are eligible to participate in our Executive Deferred Compensation Plan (EDCP). We offer the EDCP to our highly-compensated employees to give them the benefit of being able to defer some of their taxable income, which also encourages their retention with the Company. Participants may defer up to 50% of their base salary and annual cash incentive into a nonqualified account.

Executives are also permitted to elect to defer an additional portion of their base salary under the EDCP equal to the amount of any contributions returned to them during the year from the Company’s 401(k) Plan. In 2017, the Company made matching contributions to the account of each participating executive at the rate of 75% of the first 6% of base salary and annual incentive deferred by the executive during that year, which is the same matching formula as the Company’s 401(k) Plan. The employer match into the EDCP starts after the employee reaches IRS limits on the 401(k) Plan and is no longer eligible for the 401(k) match. The executives’ account balances are adjusted for hypothetical investment earnings or losses according to the returns of the specified “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the 401(k) Plan (but currently do not include a Company stock fund).

See “EXECUTIVE COMPENSATION TABLES – 2017 Nonqualified Deferred Compensation Table” in this CD&A for more details.

General Benefits and Perquisites

Our NEOs receive the same benefits as our U.S. based salaried employees generally, including medical and dental benefits, group term life insurance, and short- and long-term disability protection. Itron also has relocation policies and benefits in place that may be applicable if an employee is required to move or has long term extended business travel to a new location.

401(k) Plan and Employee Stock Purchase Plan

Executives located in the U.S. are eligible to participate in our 401(k) Plan which provides our employees, including executives, with a 75% Company match on the first 6% of compensation deferred, subject to qualified plan limits. Similarly, executives located in the U.S. may participate in the Company’s Employee Stock Purchase Plan, along with our other U.S. employees.

We do not maintain any defined benefit or supplemental retirement programs for our NEOs.

2017 Risk Assessment

It is our belief that a majority of an executive’s total compensation should be variable “at risk” compensation, meaning it is tied to the Company’s financial performance. However, because performance-based incentives play a large role in our compensation program, we strive to ensure that incentives do not result in actions that may conflict with the long-term best interests of the Company and our shareholders. Therefore, the Committee evaluated all of our plans and policies (applicable to executives and employees below the executive level) in December 2017 for attributes that could cause excessive risk-taking. We concluded that our programs and policies do not encourage excessive risk-taking because: (a) the salary component of our program is a fixed amount; (b) the majority of the average compensation paid to our executive officers is delivered in the form of equity ownership, which aligns the interest of our executives with those of our shareholders; (c) executive officers are subject to our executive stock ownership guidelines; and (d) the annual cash-based incentive plan and long-term incentive plans are designed with risk-mitigating characteristics such as (i) maximum award payouts based on the attainment of various and continually evolving Company financial objectives which diversify risks associated with a single indicator of performance, (ii) our equity-based incentives encourage a longer-term focus through multi-year performance periods, (iii) our risk-mitigating policies in place such as insider trading and hedging prohibitions and clawbacks, and (iv) review and approval of final awards by our Committee (and the independent members of the full Board in the case of the CEO), which is composed entirely of independent directors who have discretion under our plans to approve, modify, or eliminate any award earned.

CEO Pay Ratio

For 2017, the annual total compensation of our CEO was 124 times that of the median of the annual total compensation of all employees, based on annual total compensation of $5,884,658 for the CEO and $47,538 for the median employee. This calculation is based on employee population of 6,922 as of October 1, 2017. The median employee was identified using base pay, overtime pay, short-term incentives, and long-term incentive grant date fair values using data for the twelve months ended September 30, 2017.

Annual total compensation for both the CEO and the median employee was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the other “covered employees” as defined in the rule. Under the tax laws in effect for 2017, there was an exception for qualified performance-based compensation and the Committee had the flexibility to structure certain compensation programs in a manner intended to be deductible as qualified performance-based compensation. However, as a result of new tax legislation that went into effect on December 22, 2017, this performance-based exception will not be available for taxable years beginning after December 31, 2017, unless the compensation qualifies for certain transition relief in the new legislation. Therefore, while considering tax deductibility as a factor in determining compensation, the Committee may not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Itron’s management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2017 Annual Report on Form 10-K and the Company’s 2018 proxy statement.

Compensation Committee

Diana D. Tremblay, Chair

Peter Mainz

Daniel S. Pelino

Frank M. Jaehnert

Kirby A. Dyess

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding compensation of the Company’s NEOs. The amounts shown include amounts deferred at the executives’ election. All numbers are rounded to the nearest dollar.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Philip Mezey	2017	800,000	—	3,345,686	800,001	848,040	90,931	(4)	5,884,658
President and CEO	2016	800,000	—	2,805,949	799,987	1,292,480	24,000		5,722,416
	2015	830,769	—	2,183,565	799,998	—	45,236		3,859,568

Thomas Deitrich	2017	550,000	—	1,471,377	499,995	466,422	12,150	(4)	2,999,944
Executive Vice President and COO	2016	550,000	—	995,073	500,000	710,864	7,950		2,763,887
	2015	126,923	424,375	2,999,997	999,992	—	—		4,551,287

Michel Cadieux	2017	400,000	—	836,225	199,989	254,412	14,562	(4)	1,705,188
Senior Vice President, Human Resources	2016	400,000	—	634,427	199,989	387,744	11,769		1,633,929
	2015	415,384	—	414,312	199,996	—	30,403		1,060,095

Shannon Votava	2017	400,000	—	582,526	149,992	220,490	30,763	(4)	1,383,771
Senior Vice President, General Counsel and Corporate Secretary	2016	397,467	—	443,830	137,498	336,045	7,950		1,322,790
	2015	377,300	—	315,789	124,992	—	7,950		826,031

Joan Hooper (5) (6)	2017	279,808	—	468,664	250,044	177,465	4,757	(4)	1,180,738
Senior Vice President and CFO

Robert Farrow (6) (7)	2017	312,804	—	291,102	34,998	127,206	12,017	(4)	778,127
Vice President, Strategic Planning and Treasury; Former Interim CFO

W. Mark Schmitz (8)	2017	172,788	—	1,045,278	249,986	—	504,650	(4)	1,972,702
Former Executive Vice President and CFO	2016	475,000	—	810,007	249,993	460,446	7,950		2,003,396
	2015	479,808	—	532,801	249,996	—	44,005		1,306,610

(1)

These columns reflect the aggregate grant date fair value of awards granted under our Long-Term Incentive Plan (LTIP) and A&R 2010 Plan or Second A&R 2010 Plan, as applicable, determined in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 regarding assumptions underlying the valuation of these equity awards.

(2)

Includes the grant date fair value of Performance RSUs (PRSUs) assuming target performance achievement. As the performance-contingent awards are based on separate measurements of the Company’s financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated for the portion of the award related to performance in each year. Therefore, the value includes one-third of the target PRSUs for each active three-year performance cycle. The values for 2015 and 2016 have been corrected to include the grant date fair values of the target PRSUs for the 2016 and 2017 portions of the performance cycles where applicable. For more details on how performance is calculated, refer to “A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in this CD&A.

The grant date fair value of the performance related component is based upon the probable outcome for the award and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718. As required under FASB ASC Topic 718, the full grant date fair value for the TSR multiplier for the entire three-year performance cycle is included in the amounts shown for the initial year of each performance cycle and was determined using a Monte Carlo valuation model on the date the PRSUs were awarded. Grant date fair values assuming maximum performance achievement for the 2017 PRSUs for the full performance cycle (2017-2019) would be: P. Mezey – $3,348,045; T. Deitrich – $2,092,528; M. Cadieux – $837,011; S. Votava – $627,690; J. Hooper – $1,051,995; R. Farrow – $146,360; W. Schmitz – $1,046,196.

(3)	This column reflects the cash awards earned by the NEOs under our annual incentive program.

(4)

We value these benefits based on the actual costs or charges incurred by us for the benefits. For each executive, the amounts shown under “All Other Compensation” consists of Company 401(k) matching contributions with the exception of Mr. Mezey and Ms. Votava’s values which also include a company match under the Executive Deferred Compensation Plan of $78,781 and $16,126, respectively, and Mr. Schmitz’s value which also includes severance payments. Mr. Schmitz received severance payments pursuant to our Executive Officer Severance Policy which provides severance pay equal to one year’s base salary ($475,000) and outplacement assistance ($17,500). Payments are subject to Mr. Schmitz’s compliance with the non-competition and other terms of the policy.

(5)	Ms. Hooper joined the Company as Senior Vice President and CFO effective June 5, 2017. Her annual base salary upon hire was $485,000.

(6)	Ms. Hooper and Mr. Farrow were not NEOs prior to 2017; therefore, compensation data for those years is not disclosed.

(7)

Mr. Farrow became the interim CFO effective March 28, 2017 and resumed his role as Vice President, Strategic Planning and Treasury effective June 5, 2017. His annual base salary was $293,300 plus an additional payment of $7,000 for each month served as interim CFO.

(8)	Mr. Schmitz stepped down as Executive Vice President and CFO effective March 28, 2017.

2017 Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the NEOs during 2017.

Grants of Plan – Based Awards
	Grant Date	Board or Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name			Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
Philip Mezey	—	—	$250,000	$1,000,000	$1,800,000	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	12,204	—	—	$799,972
	2/23/2017	2/23/2017	—	—	—	—	—	—	—	36,322	$65.55	$800,001
	2/23/2017	2/23/2017	—	—	—	9,153	24,408	48,816	—	—	—	$681,471	(5)
Thomas Deitrich	—		$137,500	$550,000	$990,000	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	7,627	—	—	$499,950
	2/23/2017	2/23/2017	—	—	—	—	—	—	—	22,701	$65.55	$499,995
	2/23/2017	2/23/2017	—	—	—	5,721	15,255	30,510	—	—	—	$425,920	(5)
Michel Cadieux	—		$75,000	$300,000	$540,000	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	3,051	—	—	$199,993
	2/23/2017	2/23/2017	—	—	—	—	—	—	—	9,080	$65.55	$199,989
	2/23/2017	2/23/2017	—	—	—	2,288	6,102	12,204	—	—	—	$170,368	(5)
Shannon Votava	—		$65,000	$260,000	$468,000	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	2,288	—	—	$149,978
	2/23/2017	2/23/2017	—	—	—	—	—	—	—	6,810	$65.55	$149,992
	2/23/2017	2/23/2017	—	—	—	1,716	4,576	9,152	—	—	—	$127,740	(5)
Joan Hooper	—	—	$52,316	$209,265	$376,677				—	—	—	—
	6/20/2017	6/20/2017	—	—	—	—	—	—	3,652	—	—	$249,979
	6/20/2017	6/20/2017	—	—	—	—	—	—	—	11,515	$68.45	$250,044
	6/20/2017	6/20/2017	—	—	—	2,739	7,304	14,608	—	—	—	$218,685	(5)
Robert Farrow	—	—	$37,500	$150,000	$270,000	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	533			$34,938
	2/23/2017	2/23/2017	—	—	—	—	—	—	—	1,589	$65.55	$34,998
	2/23/2017	2/23/2017	—	—	—	400	1,067	2,134	—	—	—	$29,747
	3/28/2017	3/28/2017	—	—	—	—	—	—	2,321	—	—	$139,956
W. Mark Schmitz	—	—	$89,063	$356,250	$641,250	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	3,813	—	—	$249,942
	2/23/2017	2/23/2017	—	—	—	—	—	—	—	11,350	$65.55	$249,986
	2/23/2017	2/23/2017	—	—	—	2,860	7,627	15,254	—	—	—	$212,924	(5)

(1)

Represents threshold, target and maximum opportunity under the Company’s annual incentive program for fiscal 2017. Our annual incentive program is discussed under the caption “Annual Cash Incentives – The Executive Management Incentive Plan (EMIP)” in the CD&A.

(2)

Represents range of possible PRSU payouts for the three-year performance cycle beginning in 2017; earned PRSU awards are paid in Itron common stock. Our PRSUs are discussed under the caption “A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in this CD&A.

(3)	Amounts shown in this column reflect the number of time-vested RSUs granted under our A&R 2010 Plan or Second A&R 2010 Plan, as applicable.

(4)	Amounts shown in this column reflect the number of options granted under our A&R 2010 Plan or Second A&R 2010 Plan, as applicable.

(5)

Amounts shown are based on target performance achievement for the 2017 portion of the three-year performance cycle. As required under FASB ASC Topic 718, includes the value of the award contingent upon the Company’s financial performance and the full grant date fair value for the TSR multiplier. See footnote 2 of the Summary Compensation Table in this CD&A for further details.

The non-equity incentive awards included in this table and also set forth in the Summary Compensation Table represent the annual incentive component of our executives’ compensation. These potential payout awards are paid in cash as a percentage of each of the NEO’s salary, based upon achievement of certain pre-determined financial performance criteria and strategic objectives. For more details, refer to the “EXECUTIVE COMPENSATION – 2017 Executive Compensation Program in Detail” section of the CD&A.

The equity incentive plan awards included in this table represent PRSUs granted in 2017 for the 2017-2019 performance period, which were issued under the Company’s A&R 2010 Plan or Second A&R 2010 Plan, as applicable. For further details on these awards, see “EXECUTIVE COMPENSATION – 2017 Executive Compensation Program in Detail” in the CD&A.

The amounts included in the “All Other Stock Awards” column and in the “All Other Option Awards” column represent time-vested RSUs and stock options, respectively, both of which were issued under the A&R 2010 Plan or Second A&R 2010 Plan, as applicable. For further details on these awards, see “EXECUTIVE COMPENSATION – 2017 Executive Compensation Program in Detail” in the CD&A.

2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2017. Mr. Schmitz is not included in the table, because he did not hold any equity awards as of such date.

Outstanding Equity Awards At Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Philip Mezey	5/5/2008	20,000		$95.78	5/5/2018
	2/11/2010	8,610		$61.56	2/11/2020
	2/24/2011	8,810		$56.65	2/24/2021
	2/16/2012	11,398		$48.23	2/16/2022
	11/15/2012	140,570		$41.36	11/15/2022
	2/22/2013	51,270		$43.38	2/22/2023
	2/21/2014	58,957		$35.05	2/21/2024
	2/19/2015	43,894	21,947	$35.29	2/19/2025
	2/19/2015					7,557	(2)	$515,387
	2/25/2016	20,341	40,682	$40.02	2/25/2026
	2/25/2016					13,327	(2)	$908,901
	2/25/2016								79,960	(3)	$5,453,272
	2/23/2017		36,322	$65.55	2/23/2027
	2/23/2017					12,204	(2)	$832,313
	2/23/2017								48,816	(4)	$3,329,251
Thomas Deitrich	12/10/2015	55,852	27,927	$35.13	12/10/2025
	12/10/2015					28,466	(2)	$1,941,381
	2/24/2016	12,652	25,305	$40.05	2/24/2026
	2/24/2016					8,323	(2)	$567,629
	2/24/2016								49,936	(3)	$3,405,635
	2/23/2017		22,701	$65.55	2/23/2027
	2/23/2017					7,627	(2)	$520,161
	2/23/2017								30,510	(4)	$2,080,782
Michel Cadieux	2/19/2014	8,223		$35.29	2/19/2024
	2/19/2015	10,973	5,667	$35.29	2/19/2025
	2/19/2015					1,889	(2)	$128,830
	2/24/2016	5,060	10,122	$40.05	2/24/2026
	2/24/2016					3,329	(2)	$227,038
	2/24/2016								19,974	(3)	$1,362,227
	2/23/2017		9,080	$65.55	2/23/2027
	2/23/2017					3,051	(2)	$208,078
	2/23/2017								12,204	(4)	$832,313
Shannon Votava	12/12/2011	10,000		$35.65	12/12/2021
	2/16/2012	4,023		$48.23	2/16/2022
	2/21/2013	6,521		$42.35	2/21/2023
	2/19/2014	7,309		$35.29	2/19/2024
	2/19/2015	6,858	3,429	$35.29	2/19/2025
	2/19/2015					1,181	(2)	$80,544
	2/24/2016	3,479	6,959	$40.05	2/24/2026
	2/24/2016					2,289	(2)	$156,110
	2/24/2016								13,732	(3)	$936,522
	2/23/2017		6,810	$65.55	2/23/2027
	2/23/2017					2,288	(2)	$156,042
	2/23/2017								9,152	(4)	$624,166
Joan Hooper	6/20/2017		11,515	$68.45	6/20/2027
	6/20/2017					3,652	(2)	$249,066
	6/20/2017								14,608	(4)	$996,266
Robert Farrow	5/7/2015	1,024	1,024	$35.99	5/7/2025
	5/7/2015					347	(2)	$23,665
	2/24/2016	948	1,898	$40.05	2/24/2026
	2/24/2016					624	(2)	$42,557
	2/24/2016								3,744	(3)	$255,341
	2/23/2017		1,589	$65.55	2/23/2027
	2/23/2017					533	(2)	$36,351
	2/23/2017								2,134	(4)	$145,539
	3/28/2017					2,321	(2)	$158,292

(1)

One third of the options granted on February 19, 2015 vest on each of February 19, 2016, 2017, and 2018. One third of the options granted on December 10, 2015 vest on each of December 10, 2016, 2017, and 2018. One third of the options granted on February 24, 2016 vest on each of February 24, 2017, 2018, and 2019. One third of the options granted on February 25, 2016 vest on each of February 25, 2017, 2018, and 2019. One third of the options granted on February 23, 2017 vest on each of February 23, 2018, 2019, and 2020. One third of the options granted on June 20, 2017 vest on each of June 20, 2018, 2019, and 2020.

(2)

Represents time-vested RSUs granted under the A&R 2010 Plan or Second A&R 2010 Plan, as applicable. One third of the RSUs granted on February 19, 2015 vest on each of February 19, 2016, 2017, and 2018. One third of the RSUs granted on December 10, 2015 vest on each of December 10, 2016, 2017, and 2018. One third of the RSUs granted on February 24, 2016 vest on each of February 24, 2017, 2018, and 2019. One third of the RSUs granted on February 25, 2016 vest on each of February 25, 2017, 2018, and 2019. One third of the RSUs granted on February 23, 2017 vest on each of February 23, 2018, 2019, and 2020. The RSUs granted on March 28, 2017 will vest in full on March 28, 2019. One third of the RSUs granted on June 20, 2017 vest on each of June 20, 2018, 2019, and 2020.

(3)	Represents PRSUs granted for the three-year performance cycle beginning in 2016 assuming achievement at maximum levels of performance.

(4)	Represents PRSUs granted for the three-year performance cycle beginning in 2017 assuming achievement at maximum levels of performance.

(5)	Based on the closing price of our common stock on December 29, 2017 ($68.20).

2017 Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises and shares acquired upon the vesting of stock awards by the NEOs during the 2017 fiscal year.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (2)(3)
Philip Mezey			72,183	4,842,728
Thomas Deitrich			32,627	2,244,057
Michel Cadieux			17,204	1,156,940
Shannon Votava			11,138	747,945
Joan Hooper			—	—
Robert Farrow			2,972	200,758
W. Mark Schmitz	29,060	813,762	4,441	288,058

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)

Except for Mr. Deitrich and Ms. Hooper, who joined the Company in October 2015 and June 2017, respectively, value includes PRSUs earned based on financial results as originally reported for the three-year performance cycle beginning in 2015 and vested on December 31, 2017. See Executive Summary in the CD&A for more detail.

(3)	Based on the fair market value of our common stock on the vest date.

2017 Nonqualified Deferred Compensation Table

The following table provides information regarding the nonqualified deferred compensation of each of the NEOs for the 2017 fiscal year.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Philip Mezey	123,703	78,781	317,050	—	2,026,844
Thomas Deitrich	—	—	—	—	—
Michel Cadieux	—	—	—	—	—
Shannon Votava	43,240	16,126	4,168	—	63,534
Joan Hooper	55,962	—	2,998	—	58,960
Robert Farrow	—	—	—	—	—
W. Mark Schmitz	—	—	—	—	—

(1)	This deferred compensation represents amounts that are reported as compensation earned in 2017 in the Summary Compensation Table.
(2)	This amount has been included in the “All Other Compensation” column of the Summary Compensation Table.

Executive Deferred Compensation Plan

Executives located in the U.S. are eligible to participate in the Company’s Executive Deferred Compensation Plan (EDCP). Under this plan, participants may defer up to 50% of their base salary and 50% of their annual incentive bonus to a non-qualified account. Participants may also defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) plan so that the 401(k) plan can satisfy the nondiscrimination requirements applicable to it. Annually, the Company makes matching contributions to the account of each participating executive at the rate of 75% of the first 6% of base salary and annual incentive deferred by the executive during that year. The employer match into the EDCP only commences after the employee reaches IRS limits on the 401(k) plan and is no longer eligible for the 401(k) match.

Each participant’s account is adjusted for hypothetical investment earnings or losses based on the performance of the “measurement funds” in which the account is deemed to be invested. Participants allocate their accounts among the measurement funds available under the plan and can change their allocation at any time. These measurement funds are the same as the mutual funds offered for investment purposes under the Company’s 401(k) plan. Measurement funds are used solely to determine the amount of the hypothetical investment earnings or losses to be allocated to the participant’s account. The Company is not obligated to invest any assets in these funds.

Accounts are distributed (or commence to be distributed) to participants either based on pre-selected, in-service distribution dates or upon termination of employment with the Company and its affiliates. Distribution made after termination of employment will be made six months after termination to comply with the requirements of Internal Revenue Code Section 409A.

A participant’s account will be distributed in a lump sum, unless the participant elects to have it distributed in substantially equal annual installments over a period of not more than 10 years. This election must be made at the time the participant is first eligible to participate in the plan.

Potential Payments upon Termination

The following describes certain actions and payments upon termination in accordance with Company policies and the provisions of our current Second A&R 2010 Plan, pursuant to which all of our equity awards are granted.

Upon any termination of employment, our NEOs are entitled to receive any accrued and unpaid base salary through the date of termination.

Termination for Cause

The executive is entitled to receive any accrued and unpaid base salary through the date of termination. All options granted automatically expire when terminated for cause and all unvested time-vested RSUs and all unvested awards under the LTIP and the EMIP are forfeited in the event of termination for cause.

Termination Due to Death, Disability, or Retirement

What happens if termination is due to:
	Death or Disability	Retirement (1)
		2016 and Prior Awards	2017 Awards
Annual Incentive Plan (2)	Prorated	Prorated	Prorated

Time-vested RSUs (3)	Fully accelerated	Forfeited	If retire after 24-months following grant date, continued vesting subject to completion of new non-compete/non-solicit agreement

Stock Options (4)	Fully accelerated	Vested Shares Expire at end of earlier of 3 years or original expiration of grant date Unvested Shares Forfeited	If retire after 24-months following grant date, continued vesting subject to completion of new non-compete/non-solicit agreement

Performance-Based RSUs (PRSUs) (5)

2016 & Prior Awards

Prorated

Based on days employed during the performance period and shares awarded based on actual attainment as measured at end of the performance period.

2017 Awards

Prorated

Continued eligibility during remainder of the year in which disability or death occurs, and shares awarded based on actual attainment as measured at the end of the performance period.

		Actual (prorated)	If retire after 24-months following grant date, continued vesting over remainder of performance period and not prorated for number of days worked during the performance period

(1)

Definition of Retirement: For purposes of all awards granted under the Second A&R 2010 Plan to NEOs located in the U.S., “retirement” means the earlier of age 65 or age 55 with at least 10 years of service with Itron. For stock options granted in 2008 or later, “retirement” means attainment of age 65.

(2)

Annual Incentive Plan: For awards under the EMIP, participants would receive a prorated award (assuming an award is earned) based on the number of calendar days employed during the performance period and such payout, if any, will be made at the same time as the other participants.

(3)

Time-vested RSUs: If termination is due to retirement, any unvested RSUs granted in 2016 or prior would immediately be forfeited. However, for the awards granted in fiscal 2017, if a retirement occurs following the second anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. If termination is due to death or disability (as defined in the Second A&R 2010 Plan), any unvested RSUs will vest immediately.

(4)

Stock Options: Upon retirement, all unvested options automatically expire. Vested options granted in 2016 or prior would remain exercisable until the earlier of three years following retirement or the option expiration date. However, for the awards granted in fiscal 2017, if a retirement occurs following the second anniversary of the grant date, options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. If termination is due to death or disability, all unvested options become exercisable and remain exercisable until the earlier of one year following the date of death or disability, or the date on which the options expire by their terms.

(5)

Performance-Based RSUs (PRSUs): If termination occurs due to death or disability during the performance period, the awards will be vested based on actual performance at the conclusion of the performance period. If termination occurs due to retirement, the awards will be vested at actual performance and applied TSR multiplier after then end of the performance period, and pro-rated based on the number of calendar days between the beginning of the performance period and the date of retirement. However, for the awards granted in fiscal 2017, awards will vest in full based on actual performance and the applied TSR multiplier calculated at the end of the performance period, subject to non-compete/non-solicit and reasonable notice restrictions. Vested units generally will be settled at the original vesting date set forth in the award agreement, and in accordance with the provisions of Section 409A of the Code.

Voluntary Termination or Termination without Cause

◾

Stock Options: All unvested options automatically expire due to voluntary termination or termination by the Company without cause. Any vested options would remain exercisable until the earlier of 90 days following termination of employment or the date on which the options expire by their terms.

◾	Time-vested RSUs: All unvested RSUs are forfeited upon voluntary termination or termination without cause.

◾

Performance-Based RSUs (PRSUs): All unvested PRSUs are forfeited upon voluntary termination or termination without cause. Vested units will be settled in accordance with the provisions of Section 409A of the Code.

◾

Annual Incentive Plan: The bonus under the EMIP would be forfeited in its entirety if the NEO is not employed by the Company or working as a service contractor for the Company at the time of the payout.

Potential Payments upon Change-in-Control

The following describes the material provisions of the change-in-control agreements that we have entered into with our NEOs, except for Mr. Farrow who does not have a change-in-control agreement. The change-in-control agreements provide for the following benefits if there is a change-in-control and the NEO’s employment is terminated within 24 months by the Company without cause or by the NEO for “good reason”:

◾

Severance Benefit: The change-in-control agreements provide Messrs. Mezey and Deitrich with a severance benefit equal to 2.5 times the sum of base salary and target annual incentive opportunity. For Ms. Votava, Ms. Hooper, and Mr. Cadieux, the benefit is equal to 2 times the sum of base salary and target annual incentive opportunity. For all, the benefit is paid in cash in one lump sum.

◾

Pro-Rata Annual Incentive for Year of Termination: The change-in-control agreements provide for a payment based on the greater of target opportunity or actual performance (as determined by the Board), prorated for the time worked during the year of termination.

◾

Welfare Benefit Continuation: The change-in-control agreements provide Messrs. Mezey and Deitrich with 2.5 years of life and disability insurance coverage (with no tax gross-up). For Ms. Votava, Ms. Hooper, and Mr. Cadieux, this benefit is equal to 2 years of life and disability insurance coverage (with no tax gross-up). The Agreements also provide our NEOs and their dependents with the same respective years of health care coverage.

◾

Equity Award Vesting and Acceleration (Double Trigger): The change-in-control agreements provide that any acceleration for equity awards is “double trigger” and thus will occur only upon a change-in-control and a qualifying termination (a termination without cause or for good reason). All vesting acceleration is subject to consummation of the change-in-control transaction.

◾	Excise Tax Gross-Up: There are no effective provisions for an excise tax gross-up.

◾	Legal Fees: The change-in-control agreements provide that NEOs will be reimbursed for legal fees and expenses incurred in seeking to enforce the change-in-control agreement.

◾

Restrictive Covenants: The change-in-control agreements include restrictive covenants relating to non-solicitation (one-year), non-disparagement, and non-competition (where enforceable), and require a release of all claims against the Company.

◾	Definition of Change-in-Control: For purposes of the change-in-control agreements, a “change-in-control” generally consists of any of the following:

◾	An acquisition of 25 percent or more of our voting securities;

◾	Our current Board of Directors (and their approved successors) ceasing to constitute a majority of the Board;

◾

Consummation of any merger or consolidation with or into another corporation, the effect of which would be that our Board would consist of a majority of directors who were not members of the Board prior to the merger or consolidation; or

◾	Consummation of any sale or disposition of all or substantially all of our assets, or the approval by our shareholders of a plan of complete liquidation or dissolution of the Company.

◾

Definition of Good Reason: For purposes of the change-in-control agreements, “good reason” for termination by the NEO of his or her employment generally means any one of the following acts by the Company following a change-in-control:

◾	An adverse change in the NEO’s duties, status or position as an executive officer;

◾	A reduction in the NEO’s base salary;

◾	A reduction in the NEO’s annual bonus or long-term incentive opportunity;

◾	The failure to continue to provide welfare, medical, and other fringe benefits which in the aggregate are substantially similar to those provided immediately prior to the change-in-control;

◾	The requirement for the NEO to be based at an office more than 50 miles from the NEO’s office prior to the change-in-control; or

◾	The failure by the Company or successor company to assume or agree to perform the provisions of the change-in-control agreement.

See also “Termination Payment Tables for NEOs” in this CD&A.

Second A&R 2010 Plan Change-in-Control Provisions

Our Second A&R 2010 Plan provides that in the event of a change-in-control, as defined in our change-in-control agreements described above, unless otherwise provided in the award agreement, generally awards will be assumed or substituted for by the surviving corporation, and will accelerate only if not so assumed or substituted. The vesting and payout of PRSUs will be governed by the award agreement, as described below.

Performance-Based (PRSU) Change-in-Control Provisions

If a change-in-control occurs during the following performance periods; (2015-2017) under the 2015 grant, (2016-2018) under the 2016 grant, or (2017-2019) under the 2017 grant, the PRSU awards will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control (i) in the event the awards are not assumed by the acquiring entity, or (ii) the beginning of the performance period and the date of termination of employment in the event the awards are assumed by the acquiring entity.

Executive Officer Severance Policy

The Company recognizes that it is usually difficult for executive officers whose employment is terminated involuntarily to obtain a position comparable to the one he or she has with the Company. In view of this, any executive officer who is terminated involuntarily, except if terminated for disciplinary reasons, will be entitled to receive severance pay equal to one year’s base salary, employer benefit premium payments/reimbursement for one year and outplacement assistance provided that (1) the executive releases all claims that he or she may have against the Company, (2) enters into a one year non-compete agreement (where enforceable), (3) agrees not to solicit employees for a period of one year, and (4) agrees not to disparage the Company.

Termination Payment Tables for NEOs

The tables below reflect the estimated amount of incremental compensation payable to each of our NEOs in the event of termination of employment or change-in-control. The tables do not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us, whether or not a termination or change-in-control event had occurred. The amounts shown assume that such termination or change-in-control was effective as of December 31, 2017. The actual amounts to be paid out can only be determined at the time of such executive’s termination or upon a change-in-control, as applicable.

Summary of Termination Payments Philip Mezey
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$151,960	$151,960
Accelerated Stock Options (3)	$—	$—	$1,964,948	$1,964,948	$—	$—	$—	$1,964,948
Severance (4)	$—	$—	$—	$—	$—	$832,667	$—	$4,500,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$59,167
Accelerated RSUs (5)	$—	$—	$2,256,602	$2,256,602	$—	$—	$—	$2,256,602
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$6,715,790	$6,715,790	$5,252,866	$—	$—	$2,373,462

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2017, the actual annual incentive plan payout was less than target, so the value represents the incremental difference between the target and actual bonus paid.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. For the awards in fiscal 2017, awards will vest on a pro-rated basis based on the number of years completed (partial years are reflected as one full year). Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance will be achieved. For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout); 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2017, two three-year performance cycles (2016-2018 and 2017-2019) are not yet complete and target payouts are used. For the 2015-2017 performance cycle, actual payouts were greater than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 31, 2017 ($68.20).

Summary of Termination Payments Thomas Deitrich
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$83,578	$83,578
Accelerated Stock Options (3)	$—	$—	$1,696,039	$1,696,039	$—	$—	$—	$1,696,039
Severance (4)	$—	$—	$—	$—	$—	$583,104	$—	$2,750,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$60,260
Accelerated RSUs (5)	$—	$—	$3,029,171	$3,029,171	$—	$—	$—	$3,029,171
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$2,049,615	$2,049,615	$1,135,730	$—	$—	$1,482,527

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2017, the actual annual incentive plan payout was less than target, so the value represents the incremental difference between the target and actual bonus paid.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. For the awards in fiscal 2017, awards will vest on a pro-rated basis based on the number of years completed (partial years are reflected as one full year). Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance will be achieved. For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout); 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2017, Mr. Deitrich has two three-year performance cycles (2016-2018 and 2017-2019) that are not yet complete and target payout is used. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 31, 2017 ($68.20).

Summary of Termination Payments Michel Cadieux
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$45,588	$45,588
Accelerated Stock Options (3)	$—	$—	$495,497	$495,497	$—	$—	$—	$495,497
Severance (4)	$—	$—	$—	$—	$—	$432,912	$—	$1,400,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$47,824
Accelerated RSUs (5)	$—	$—	$563,946	$563,946	$—	$—	$—	$563,946
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$1,678,334	$1,678,334	$1,312,784	$—	$—	$593,002

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2017, the actual annual incentive plan payout was less than target, so the value represents the incremental difference between the target and actual bonus paid.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. For the awards in fiscal 2017, awards will vest on a pro-rated basis based on the number of years completed (partial years are reflected as one full year). Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance will be achieved. For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout); 2017 awards are assumed forfeited, as retirement at

December 31, 2017 is before the second anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2017, two three-year performance cycles (2016-2018 and 2017-2019) are not yet complete and target payouts are used. For the 2015-2017 performance cycle, actual payouts were greater than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 31, 2017 ($68.20).

Summary of Termination Payments Shannon Votava
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$39,510	$39,510
Accelerated Stock Options (3)	$—	$—	$326,791	$326,791	$—	$—	$—	$326,791
Severance (4)	$—	$—	$—	$—	$—	$417,308	$—	$1,320,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$16,615
Accelerated RSUs (5)	$—	$—	$392,696	$392,696	$—	$—	$—	$392,696
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$1,108,887	$1,108,887	$848,914	$—	$—	$416,344

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2017, the actual annual incentive plan payout was less than target, so the value represents the incremental difference between the target and actual bonus paid.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. For the awards in fiscal 2017, awards will vest on a pro-rated basis based on the number of years completed (partial years are reflected as one full year). Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance will be achieved. For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout); 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2017, two three-year performance cycles (2016-2018 and 2017-2019) are not yet complete and target payouts are used. For the 2015-2017 performance cycle, actual payouts were greater than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 29, 2017 ($68.20).

Summary of Termination Payments Joan Hooper
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$31,800	$31,800
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (4)	$—	$—	$—	$—	$—	$501,235	$—	$1,697,500
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$14,470
Accelerated RSUs (5)	$—	$—	$249,066	$249,066	$—	$—	$—	$249,066
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$166,044	$166,044	$—	$—	$—	$105,012

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2017, the actual annual incentive plan payout was less than target, so the value represents the incremental difference between the target and actual bonus paid.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. For the awards in fiscal 2017, awards will vest on a pro-rated basis based on the number of years completed (partial years are reflected as one full year). Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance will be achieved. For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout); 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2017, one three-year performance cycle (2017-2019) is not yet complete and target payout is being used. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 29, 2017 ($68.20).

Summary of Termination Payments Robert Farrow
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (2)	$—	$—	$90,623	$90,623	$—	$—	$—	$90,623
Severance (3)	$—	$—	$—	$—	$—	$317,868	$—	$317,868
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated RSUs (4)	$—	$—	$260,865	$260,865	$—	$—	$—	$260,865
Accelerated Performance RSUs (PRSUs) (5)	$—	$—	$309,673	$309,673	$242,899	$—	$—	$109,409

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(3)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement.

(4)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 29, 2017 ($68.20). For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions; 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(5)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. For the awards in fiscal 2017, awards will vest on a pro-rated basis based on the number of years completed (partial years are reflected as one full year). Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance will be achieved. For the awards in fiscal 2017, upon a termination due to retirement after the second anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout); 2017 awards are assumed forfeited, as retirement at December 31, 2017 is before the second anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2017, two three-year performance cycles (2016-2018 and 2017-2019) are not yet complete and target payouts are used. For the 2015-2017 performance cycle, actual payouts were greater than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 29, 2017 ($68.20).

2017 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 5605(a)(2) of the NASDAQ rules and acts under a written charter developed by the Committee and approved by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP, the Company’s independent registered public accounting firm in 2017, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the PCAOB) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of our Board of Directors.

In connection with the December 31, 2017 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.

(2)	The Audit/Finance Committee has discussed with the independent auditors the matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

(3)

The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence, and discussed with the auditors the auditors’ independence.

(4)

Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2017.

Audit/Finance Committee

Thomas S. Glanville, Chairman

Jerome J. Lande

Timothy M. Leyden

Gary E. Pruitt

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S AUDIT FEES AND SERVICES

For the years ended December 31, 2016 and December 31, 2017, professional services were performed by Deloitte & Touche LLP and their respective affiliates (collectively, Deloitte). The aggregate fees billed by Deloitte for the years ended December 31, 2016 and 2017, respectively, were as follows:

Services Rendered	2016	2017
Audit Fees (1)	$5,165,145	$6,115,322
Audit-Related Fees (2)		981,885

Total Audit and Audit-Related Fees	5,165,145	7,097,207
Tax Fees (3)	2,326,547	1,492,516
Other Fees (4)	2,174	2,060

Total Fees	$7,493,866	$8,591,783

(1)

Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements and internal controls over financial reporting for the years ended December 31, 2016 and 2017, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, services include statutory audits required, and accounting consultations on matters related to the annual audits or interim reviews.

(2)	Audit-related services primarily include fees for accounting policy and process advice and agreed-upon procedures.

(3)	Tax services include fees for consultation and assistance with tax preparation and compliance during the years ended December 31, 2016 and 2017.

(4)	Services performed by Deloitte qualifying as “Other” for the year ended December 31, 2017, related to accounting research tools.

The Audit/Finance Committee has adopted policies and procedures that require the Company to obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided, and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2016 and 2017, all services were pre-approved in accordance with the charter of the Audit/Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2017.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (c)
Equity Compensation Plans Approved by Shareholders (1)	1,511,863	$47.10(2)	4,996,046(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,511,863	$47.10(2)	4,996,046(3)

(1)

Under the provisions of the Second A&R 2010 Plan, the Company may grant stock awards, stock units, performance shares, stock appreciation rights, and performance units (collectively Awards) in addition to stock options. For purposes of this table, the number of performance shares included are determined based on achievement of target performance goals.

(2)	The weighted-average exercise price pertains only to outstanding options and excludes 414,371 shares issuable upon vesting of outstanding Awards.

(3)	This number includes 4,656,327 shares available for issuance under the Second A&R 2010 Plan and 339,719 shares available for issuance under the 2012 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of March 1, 2018 by:

◾	each of our directors;

◾	each of our executive officers listed in the Summary Compensation Table;

◾	all of our director nominees, directors, and executive officers as a group; and

◾	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 39,121,723 shares of our common stock outstanding as of March 1, 2018. Under SEC rules, beneficial ownership includes shares over that which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days or shares of restricted stock unites vested or that will vest within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
Philip C. Mezey (1)	520,459	1.32%
Thomas L. Deitrich (2)	131,246	*
W. Mark Schmitz (3)	0	0
Michel C. Cadieux (4)	60,419	*
Shannon M. Votava (5)	55,924	*
Joan S. Hooper (6)	3,652	*
Robert H.A. Farrow (7)	5,783	*
Kirby A. Dyess (8)	17,686	*
Thomas S. Glanville (9)	16,192	*
Frank M. Jaehnert (10)	6,433	*
Jerome J. Lande (11)	11,922	*
Timothy M. Leyden (12)	7,368	*
Peter Mainz (13)	4,677	*
Daniel S. Pelino (14)	10,411	*
Gary E. Pruitt (15)	23,791	*
Diana D. Tremblay (16)	6,433	*
Lynda L. Ziegler (17)	12,882	*
All directors and executive officers as a group (17 persons) (18)	921,249	2.32%

Greater-Than-5% Beneficial Owners:
Scopia Capital Management LP (19) 152 West 57th Street, 33rd Floor New York, New York 10019	5,222,140	13.35%
BlackRock, Inc. (20) 40 East 52nd Street New York, NY 10022	4,620,250	11.81%
Vanguard Group (21) 100 Vanguard Blvd. Malvern, PA 19355	3,419,813	8.74%

*	Less than 1%.
(1)

Includes 418,245 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $43.86 per share. Also includes 53,354 shares held in a trust with Mr. Mezey and his spouse as co-trustees, who share voting and investment power over these shares.

(2)	Includes 88,723 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $39.13 per share.

(3)	Represents shares owned as of March 1, 2018.

(4)	Includes 37,830 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $38.98 per share.

(5)	Includes 47,368 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $39.59 per share.

(6)	Represents shares owned as of March 1, 2018.

(7)

Includes (i) 1,478 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $49.18 per share and (ii) 2,321 restricted share units that will vest within 60 days.

(8)

Includes (i) 3,099 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $57.48 per share, and (ii) 6,833 vested restricted share units where payout of the underlying shares has been deferred pursuant to the Company’s Amended and Restated Executive Deferred Compensation Plan.

(9)	Includes 1,102 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $67.80 per share.

(10)	Includes 1,503 vested restricted share units where payout of the underlying shares has been deferred pursuant to the Company’s Amended and Restated Executive Deferred Compensation Plan.

(11)

Represents shares owned as of March 1, 2018. Mr. Lande was appointed to our Board through an agreement with Scopia. Mr. Lande is an employee of Scopia but does not have voting or investment power over and disclaims beneficial ownership of the shares of the Company owned by Scopia.

(12)	Includes 289 restricted share units that will vest within 60 days.

(13)

Includes 1,863 vested restricted share units where payout of the underlying shares has been deferred pursuant to the Company’s Amended and Restated Executive Deferred Compensation Plan. Mr. Mainz was appointed to our Board through an agreement with Scopia. Mr. Mainz is not affiliated with Scopia and does not have voting or investment power over and disclaims beneficial ownership of the shares of the Company owned by Scopia.

(14)	Represents shares owned as of March 1, 2018.

(15)	Includes 2,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $60.69 per share.

(16)	Represents shares owned as of March 1, 2018.

(17)	Represents shares owned as of March 1, 2018.

(18)

Includes (i) 600,331 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days, (ii) 2,610 restricted share units that will vest within 60 days, and (iii) 10,199 vested restricted share units where payout of the underlying shares has been deferred pursuant to the Company’s Amended and Restated Executive Deferred Compensation Plan.

(19)

Information is based on Amendment No. 10 to a Schedule 13D filed with the SEC on December 11, 2017 by Scopia Capital Management LP (“Scopia”) (jointly with others as described below), reporting beneficial ownership as of December 7, 2017, and supplemented with information based on a Form 4 filed by Scopia (jointly with others as described below) with the SEC on January 3, 2018. According to these filings, Scopia beneficially owns 5,222,140 shares of Common Stock by virtue of having sole voting power and sole dispositive power over 5,222,140 shares of Common Stock in its role as investment advisor for certain funds, consisting of a separately managed account and the following investment advisory client funds: Scopia Long LLC; Scopia LB LLC; Scopia PX LLC; Scopia Partners LLC; Scopia Long QP LLC; Scopia Long International Master Fund LP; Scopia Windmill Fund LP; Scopia International Master Fund LP; Scopia PX International Master Fund LP; and Scopia LB International Master Fund LP. These filings further indicate that Scopia Management, Inc., as the general partner of Scopia, beneficially owns 5,222,140 shares of Common Stock by virtue of having sole voting power and dispositive power of 5,222,140 shares of Common Stock, and Messrs. Matthew Sirovich and Jeremy Mindich, as the managing directors of Scopia Management, Inc., a general partner of Scopia Capital Management LP, each beneficially own 5,222,140 shares of Common Stock by virtue of having shared voting power and dispositive power of 5,222,140 shares of Common Stock. Jerome Lande and Peter Mainz were appointed to our Board through an agreement with Scopia. Mr. Lande is an employee of Scopia but does not have voting or investment power over, and disclaims beneficial ownership of, the shares of the Company owned by Scopia. Mr. Mainz is not affiliated with Scopia and does not have voting or investment power over, and disclaims beneficial ownership of, the shares of the Company owned by Scopia.

(20)

Information is based on Amendment No. 15 to a Schedule 13G filed with the SEC on January 19, 2018 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2017 on behalf of its investment advisory subsidiaries, BlackRock Advisors LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Investment Management (Australia) Limited, and BlackRock Investment Management (UK) Ltd,. The Schedule 13G indicates that BlackRock Fund Advisors beneficially owns 5% or greater of these shares reported, and that BlackRock, Inc. has sole voting power over 4,545,058 of these shares and sole dispositive power over all of these shares.

(21)

Information is based on Amendment No. 5 to a Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group (Vanguard), reporting beneficial ownership as of December 31, 2017. The Schedule 13G indicates that Vanguard has sole dispositive power over 3,349,813 of these shares and shared dispositive power over 68,919 of these shares. Vanguard has sole voting power over 66,463 of these shares and shared voting power over 5,357 of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our officers, directors, and greater than 10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of these forms and written representations received from certain reporting persons, we believe that, during 2017 all of our executive officers, directors, and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at the office of the Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2017 Annual Report to Shareholders, which includes our financial statements for the year ended December 31, 2017, accompanies this proxy statement. In addition, you may view the Annual Report and this proxy statement on our Company website, www.itron.com, by selecting “Investors” and then “Financials and Filings.”

SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2019 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2019 annual meeting must give us written notice of the proposal not later than November 29, 2018 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders who wish to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws provide that the notice of proposals to be considered at our annual meeting must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting, and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). Shareholders who intend to present proposals at the 2019 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose not later than February 9, 2019 and no sooner than January 10, 2019, assuming the annual meeting is scheduled for May 9, 2019. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2019 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our Amended and Restated Bylaws.

Shareholder proposals should be directed to the attention of our Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019.

OTHER INFORMATION

We make available, free of charge, copies of our filings with the SEC, including this proxy statement and our Annual Report to Shareholders, upon the request of shareholders. The documents are also available for downloading or printing by going to our website at www.itron.com, and selecting “Investors” and then “Investor Relations - Financial Information.” Shareholders may submit a request for printed copies by e-mail through our website at www.itron.com, by selecting “Investors” and then “Contact Investor Relations” or by mail to the following address:

Itron, Inc. – Attention: Investor Relations

2111 N. Molter Road

Liberty Lake, Washington 99019

DIRECTIONS TO ANNUAL SHAREHOLDERS MEETING

May 10, 2018 – 4:00 pm Central Time

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Itron, Inc. 02SC4B 1 U P X + Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. IMPORTANT ANNUAL MEETING INFORMATION Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 1.1 - Philip C. Mezey 1.2 - Daniel S. Pelino 1. Election of Directors: For Against Abstain For Against Abstain The Board of Directors recommends a vote FOR Proposals 2 and 3, both of which are Company Proposals. 1.3 - Timothy M. Leyden For Against Abstain For Against Abstain 2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. For Against Abstain 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2018. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 3 7 0 8 9 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 9, 2018. Vote by Internet • Go to www.envisionreports.com/ITRI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

This Proxy is Solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 10, 2018 The undersigned hereby appoint(s) Philip C. Mezey and Shannon M. Votava and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on March 5, 2018, at the Annual Meeting of Shareholders of Itron to be held at the Houston Marriott Marquis Hotel in the Kingwood Room at 1777 Walker Street, Houston, Texas, 77010, at 4:00 p.m., local time, on Thursday, May 10, 2018, with authority to vote upon the matters listed in this proxy and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (Continued and to be marked, dated and signed, on the other side) Proxy — Itron, Inc. Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 10, 2018. The Proxy Statement and the Annual Report to security holders are available at: http://www.envisionreports.com/ITRI IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Itron, Inc. 02SC5B 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. IMPORTANT ANNUAL MEETING INFORMATION 1.1 - Philip C. Mezey 1.2 - Daniel S. Pelino 1. Election of Directors: For Against Abstain For Against Abstain 1.3 - Timothy M. Leyden For Against Abstain The Board of Directors recommends a vote FOR Proposals 2 and 3, both of which are Company Proposals. For Against Abstain 2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. For Against Abstain 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2018. MMMMMMMMMMMM 3 7 0 8 9 6 2 MMMMMMMMM

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . This Proxy is Solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 10, 2018 The undersigned hereby appoint(s) Philip C. Mezey and Shannon M. Votava and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on March 5, 2018, at the Annual Meeting of Shareholders of Itron to be held at the Houston Marriott Marquis Hotel in the Kingwood Room at 1777 Walker Street, Houston, Texas, 77010, at 4:00 p.m., local time, on Thursday, May 10, 2018, with authority to vote upon the matters listed in this proxy and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (Continued and to be marked, dated and signed, on the other side) Proxy — Itron, Inc. Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 10, 2018. The Proxy Statement and the Annual Report to security holders are available at: http://www.edocumentview.com/ITRI

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Itron, Inc. 02SC7B 1 U P X + Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Non-Voting Items IMPORTANT ANNUAL MEETING INFORMATION Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. 1.1 - Philip C. Mezey 1.2 - Daniel S. Pelino 1. Election of Directors: For Against Abstain For Against Abstain 1.3 - Timothy M. Leyden For Against Abstain The Board of Directors recommends a vote FOR Proposals 2 and 3, both of which are Company Proposals. For Against Abstain 2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. For Against Abstain 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2018. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 3 7 0 8 9 6 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 7, 2018. Vote by Internet • Go to www.envisionreports.com/ITRI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Proxy — Itron, Inc. Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 10, 2018. The Proxy Statement and the Annual Report to security holders are available at: http://www.envisionreports.com/ITRI Annual Meeting May 10, 2018 Fidelity Management Trust Company (“Fidelity”), as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by Fidelity as holder of record. Fidelity will vote your securities in accordance with your wishes if you execute this form and return it promptly in the enclosed business reply envelope, or provide directions via the telephone or internet, as described elsewhere in this form. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting. For this meeting, to the extent of its authority to vote securities in the absence of participant instructions, unless otherwise required by law, Fidelity will not vote any allocated shares with respect to which Fidelity does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please provide your vote directions by May 7, 2018. Fidelity Management Trust Company (Continued and to be marked, dated and signed, on the other side) IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.